EXECUTION VERSION

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT
dated as of March 22, 2017
among
THE SELLERS IDENTIFIED ON ANNEX 1 HERETO
each as a Seller and as a Subservicer,
REYNOLDS GROUP HOLDINGS INC.,
as initial Master Servicer,
BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.,
as initial NZ Manager,
and
NZGT (BPFT) TRUSTEE LIMITED,
in its capacity as Trustee for the BEVERAGE PACKAGING FACTORING TRUST,
as Buyer

ARTICLE I DEFINITIONS; CONSTRUCTION2
SECTION 1.01.Certain Definitions    2
SECTION 1.02.Receivables Loan and Security Agreement    3
SECTION 1.03.Interpretation and Construction    3
SECTION 1.04.Use of Historical Data    4
ARTICLE II PURCHASES AND SALES5
SECTION 2.01.General Terms; Intent of the Parties    5
SECTION 2.02.Purchase Price    6
SECTION 2.03.Dilutions, etc    8
SECTION 2.04.Payments and Computations, etc    9
SECTION 2.05.License of Software    10
SECTION 2.06.Excluded Sellers    10
SECTION 2.07.Characterization    11
ARTICLE III CLOSING PROCEDURES11
SECTION 3.01.Conditions to Closing    11
ARTICLE IV APPOINTMENT OF SUBSERVICERS; PROTECTION OF THE BUYER.12
SECTION 4.01.Acceptance of Appointment and Other Matters Relating to Subservicers    12
SECTION 4.02.Protection of the Interests of the Buyer    12
ARTICLE V REPRESENTATIONS AND WARRANTIES13
SECTION 5.01.General Representations and Warranties    13
SECTION 5.02.Representations and Warranties of Each Seller With Respect to Sale of Receivables    16
ARTICLE VI COVENANTS18
SECTION 6.01.Affirmative Covenants    18
SECTION 6.02.Negative Covenants    21
ARTICLE VII PURCHASE TERMINATION DATE22
SECTION 7.01.Consequences of the Purchase Termination Date    22
ARTICLE VIII MISCELLANEOUS23
SECTION 8.01.Expenses    23
SECTION 8.02.Indemnities    23
SECTION 8.03.Holidays    25
SECTION 8.04.Records    25
SECTION 8.05.Amendments and Waivers    25
SECTION 8.06.Term of Agreement    26
SECTION 8.07.No Implied Waiver; Cumulative Remedies    26
SECTION 8.08.No Discharge    26
SECTION 8.09.Notices    26
SECTION 8.10.Severability    27
SECTION 8.11.Governing Law; Submission to Jurisdiction    27
SECTION 8.12.Prior Understandings    27
SECTION 8.13.Survival    27
SECTION 8.14.Counterparts    28
SECTION 8.15.Successors and Assigns, etc    28
SECTION 8.16.Confidentiality    28
SECTION 8.17.Payments Set Aside    30
SECTION 8.18.No Petition    30
SECTION 8.19.Waiver of Jury Trial    30
SECTION 8.20.Judgment Currency    31
SECTION 8.21.Trustee Indemnity and Limitation of Liability    31
SECTION 8.22.Trustee’s Capacity    31
SECTION 8.23.Joinder of Additional Sellers    31
ARTICLE IX ADMINISTRATION AND COLLECTION32
SECTION 9.01.Designation of Master Servicer    32
SECTION 9.02.Duties of Master Servicer    32
SECTION 9.03.Reports    34
SECTION 9.04.Master Servicing Fees    34
SECTION 9.05.Master Servicer Not to Resign    35
SECTION 9.06.Representations and Warranties of Master Servicer    35
SECTION 9.07.Indemnities    37
ARTICLE X DESIGNATION OF THE NZ MANAGER38
SECTION 10.01.Designation of NZ Manager    38
SECTION 10.02.Duties of NZ Manager Related to Receivables    39
SECTION 10.03.NZ Manager Fees    40
SECTION 10.04.NZ Manager Not to Resign    40
SECTION 10.05.Representations and Warranties of NZ Manager    41
SECTION 10.06.Indemnities    43
SECTION 10.07.NZ Manager May Reorganize    44
SECTION 10.08.NZ Manager’s General Powers and Duties.    45
SECTION 10.09.General Duties of NZ Manager    47
SECTION 10.10.Acknowledgement of Parties    47

List of Exhibit and Schedules

Annex 1        List of Sellers and Estimated Initial Purchase Prices
Annex 2        Notice Information
Exhibit A        Form of Purchase Report
Exhibit B        Form of Monthly Report
Exhibit C        Form of Officer’s Certificate
Exhibit D        Form of New Zealand Opinion
Exhibit E        Form of Luxembourg Opinion
Exhibit F        Form of New York Opinion
Exhibit G        Form of NZ Manager Confirmation
Schedule I        Information Regarding Sellers’ Record Locations, etc.
Schedule II        Trade names or other names for each Seller
Schedule III        [Reserved]
Schedule IV        Master Servicer Duties
Schedule V        NZ Manager Duties

AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT
AMENDED AND RESTATED PURCHASE AND SALE AGREEMENT, dated as of March 22, 2017 (as amended, supplemented or otherwise modified and in effect from time to time, this “Agreement”), among each party identified on Annex 1 to this Agreement as a Seller (each, unless excluded from this Agreement as an Excluded Seller in accordance with the terms hereof, a “Seller”), individually and as a Subservicer (as defined below), REYNOLDS GROUP HOLDINGS INC., a Delaware corporation (“RGHI”), as initial Master Servicer (as defined below), BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a Luxembourg société anonyme (a public limited liability company) having its registered office at 6C, rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 128592 (“BPH I”), as initial NZ Manager (as defined below), and NZGT (BPFT) TRUSTEE LIMITED, in its capacity as trustee of the Beverage Packaging Factoring Trust (the “Buyer”).
RECITALS
WHEREAS, Beverage Packaging Factoring (Luxembourg) S.à r.l. (“BP Factoring”), RGHI, Beverage Packaging Holdings (Luxembourg) IV S.à r.l (“BPH IV”), and certain of the Sellers are currently party to that certain Purchase and Sale Agreement, dated as of November 7, 2012 (as amended prior to the date hereof, the “Existing Purchase Agreement”);
WHEREAS, from November 7, 2012 (the “Original Closing Date”) to the Cut-Off Time, the Sellers party to the Existing Purchase Agreement sold, transferred assigned to BP Factoring, and BP Factoring acquired from such Sellers, without recourse (except as expressly provided under the Existing Purchase Agreement), on the terms and subject to the conditions specifically set forth in the Existing Purchase Agreement, all of such Sellers’ right, title and interest, in, to and under all Receivables existing at the opening of business on the Original Closing Date and thereafter created from time to time until the Cut-Off Time (collectively, the “Original Receivables”), all Related Security and Collections with respect thereto and all proceeds of the foregoing, together with all such Seller’s rights, remedies, powers and privileges with respect to such Original Receivables (collectively, the “Original Purchased Assets”).
WHEREAS, pursuant to that certain Assignment and Amendment Agreement, dated as of the date hereof (the “Assignment and Amendment Agreement”), among, inter alia, the parties hereto, (a) BP Factoring has sold, assigned, transferred, delivered and conveyed to the Buyer all of the Original Receivables and all other Original Purchased Assets and has assigned all of its rights and obligations under the Existing Purchase Agreement to the Buyer, and the Buyer has assumed such obligations, (b) BPH IV has assigned all of its rights and obligations under the Existing Purchase Agreement to BPH I, and BPH I has assumed all of such obligations, (c) certain of the Sellers that were not sellers under the Existing Purchase Agreement have been added as Sellers, (d) the Existing Purchase Agreement has been amended and restated in its entirety in the form of this Agreement, and (e) the parties thereto and hereto have agreed that (i) the Original Receivables shall constitute Receivables for all purposes hereunder where the context so requires, (ii) the Original Purchased Assets shall constitute Purchased Assets for all purposes hereunder where the context so requires, (iii) all of the obligations of each Seller, each

Subservicer and the Master Servicer with respect to such Original Receivables and other Original Purchased Assets under the Existing Purchase Agreement shall continue hereunder for the benefit of the Buyer as if such Original Purchased Assets had been sold as Purchased Assets pursuant to this Agreement, and (iv) the NZ Manager shall assume all of the obligations of the Lux Manager under the Existing Purchase Agreement with respect to such Original Receivables and other Original Purchased Assets for the benefit of the Buyer as if such Original Purchased Assets had been sold as Purchased Assets pursuant to this Agreement;
WHEREAS, each Seller generates Receivables and related rights and interests in the ordinary course of its business and wishes to sell all New Receivables to the Buyer pursuant to and in accordance with the terms hereof;
WHEREAS, the Buyer wishes to purchase from each Seller such New Receivables pursuant to and in accordance with the terms hereof;
WHEREAS, the Buyer and the Sellers intend such sales of New Receivables to be true sales of Receivables by each Seller to the Buyer, providing the Buyer with the full benefits of ownership of such Receivables, and the Sellers and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to any Seller;
WHEREAS, the Master Servicer and the NZ Manager have agreed to service the Original Receivables and the New Receivables in accordance with the terms of the Receivables Loan and Security Agreement; and
WHEREAS, each Subservicer has agreed to subservice its respective Receivables Pool on behalf of the Master Servicer in accordance with the terms hereof;
NOW, THEREFORE, the parties hereto hereby agree as follows:
ARTICLE I

DEFINITIONS; CONSTRUCTION
SECTION 1.01.    Certain Definitions. As used in this Agreement, the following terms shall have the following meanings:
“Agreement” shall have the meaning specified in the preamble to this Agreement.
“Assignment and Amendment Agreement” shall have the meaning specified in the preamble to this Agreement.
“BPH IV” shall have the meaning specified in the recitals to this Agreement.
“BP Factoring” shall have the meaning specified in the recitals to this Agreement.
“Buyer” shall have the meaning specified in the preamble to this Agreement.
“Cut-Off Time” shall mean 12:00 a.m. (New York City time) on the Closing Date.
“Existing Purchase Agreement” shall have the meaning specified in the preamble to this Agreement.
“Existing Sellers” shall have the meaning specified in the Assignment and Amendment Agreement.
“Master Servicing Fee” shall have the meaning specified in Section 9.04(a) hereof.
“Monthly Report” shall have the meaning specified in Section 9.03 hereof.
“New Purchased Assets” shall have the meaning specified in Section 2.01(a) hereof.
“New Receivables” shall have the meaning specified in Section 2.01(a) hereof.
“New Sellers” shall have the meaning specified in the Assignment and Amendment Agreement.
“NZ Manager Fee” shall have the meaning specified in Section 10.03(a) hereof.
“Original Purchased Assets” shall have the meaning specified in the preamble to this Agreement.
“Original Receivables” shall have the meaning specified in the preamble to this Agreement.
“Receivables Loan and Security Agreement” shall mean the Receivables Loan and Security Agreement, dated as of March 22, 2017, among the Buyer, Reynolds Group Holdings Inc., as initial Master Servicer, Beverage Packaging Holdings (Luxembourg) I S.A., as initial NZ Manager, the Conduit Lenders, Committed Lenders and Facility Agents from time to time party thereto, and Coöperatieve Rabobank U.A., New York Branch, as Administrative Agent and Collateral Agent.
“RGHI” shall have the meaning specified in the preamble to this Agreement.
“Seller” shall have the meaning specified in the preamble to this Agreement.
SECTION 1.02.    Receivables Loan and Security Agreement. Capitalized terms used but not defined herein shall have the meanings assigned in the Receivables Loan and Security Agreement (including Annex 1 thereof).
SECTION 1.03.    Interpretation and Construction.
(a)    Unless the context of this Agreement otherwise clearly requires, references to the plural include the singular, the singular the plural and the part the whole.
(b)    The words “hereof,” “herein,” “hereunder” and similar terms in this Agreement refer to this Agreement as a whole and not to any particular provision of this Agreement.
(c)    Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word “from” means “from and including” and the words “to” and “until” each means “to but excluding.”
(d)    The words “include,” “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.
(e)    The section and other headings contained in this Agreement are for reference purposes only and shall not control or affect the construction of this Agreement or the interpretation hereof in any respect. Section, subsection, exhibit and schedule references are to this Agreement unless otherwise specified.
(f)    As used in this Agreement, the masculine, feminine or neuter gender shall each be deemed to include the others whenever the context so indicates.
(g)    References in this Agreement to any agreement (including any Transaction Document), document or instrument means such agreement, document or instrument as amended, supplemented or modified and in effect from time to time in accordance with the terms thereof and, if applicable, the terms of the other Transaction Documents and reference to any promissory note includes any promissory note that is an extension or renewal thereof or a substitute or replacement therefor.
(h)    References in this Agreement to any Law means such Law as amended, modified, codified, replaced or reenacted, in whole or in part, and in effect from time to time, including rules and regulations promulgated thereunder and reference to any section or other provision of any Law means that provision of such Law from time to time in effect and constituting the substantive amendment, modification, codification, replacement or reenactment of such section or other provision.
(i)    All accounting terms not specifically defined herein shall be construed in accordance with GAAP.
(j)    Terms not otherwise defined herein which are defined in the UCC as in effect in the State of New York from time to time shall have the respective meanings ascribed to such terms therein unless the context otherwise clearly requires.
SECTION 1.04.    Use of Historical Data. When necessary to calculate any ratios or other amounts under this Agreement with reference to periods prior to the Closing Date, historical data shall be used.
ARTICLE II

PURCHASES AND SALES
SECTION 2.01.    General Terms; Intent of the Parties.
(a)    Each Seller hereby sells, transfers and assigns absolutely, without recourse (except as expressly provided herein) to the Buyer, on the terms and subject to the conditions specifically set forth herein, all of such Seller’s right, title and interest in, to and under all Receivables existing at the Cut-Off Time and thereafter created from time to time until the Purchase Termination Date (the “New Receivables”), all Related Security and Collections with respect thereto and all proceeds of the foregoing, together with all such Seller’s rights, remedies, powers and privileges with respect to such New Receivables (collectively, the “New Purchased Assets”).
(b)    The parties to this Agreement intend that the foregoing sales, transfers and assignments shall be, and shall be treated as, true sales of Receivables by the applicable Seller to the Buyer, providing the Buyer with the full benefits of ownership of such Receivables, and the Sellers and the Buyer do not intend such sales, transfers and assignments hereunder to be characterized as a loan from the Buyer to any Seller. The foregoing sales, transfers and assignments do not constitute and are not intended to result in a creation or assumption by the Buyer or its assigns of any obligation or liability with respect to any Receivable or Contract and any such assumption is hereby expressly disclaimed, nor shall the Buyer or its assigns be obligated to perform or otherwise be responsible for any obligation of the applicable Seller or any other Person in connection with any Purchased Assets or under any agreement or instrument relating thereto. For the avoidance of doubt, the foregoing treatment shall apply for U.S. tax purposes. The Buyer Indemnified Parties shall be indemnified by the applicable Seller in accordance with Section 8.02 hereof in respect of any losses, claims, damages, liabilities, costs or expenses arising out of or incurred in connection with any Obligor’s or any third party’s assertion of such obligation or liability against the Buyer Indemnified Parties.
(c)    The Buyer shall have the right, in its sole discretion, to reconvey the Purchased Assets to any Person.
(d)    Each Seller has filed or caused to be filed UCC-1 financing statements executed by the applicable Seller as debtor, naming the Buyer as secured party/buyer and, at Buyer’s request on the direction of the NZ Manager, naming the Collateral Agent as assignee of the secured party/buyer, and describing the respective Receivables sold hereunder as collateral with the office of the Secretary of State in which such Seller is organized or formed. From time to time, each Seller shall cause to be taken such actions as are necessary to continue the perfection of the interests of the Buyer in the applicable Receivables, Collections, Related Security and the proceeds thereof, including, without limitation, the filing of financing statements, amendments thereto or continuation statements and the making of notations on records or documents of title.
(e)    If any change in the name, jurisdiction of organization, identity or structure of any Seller or the relocation of the chief executive office of any Seller would make any financing or continuation statement filed under this Agreement seriously misleading within the meaning of applicable provisions of the UCC, the applicable Seller, within the time period required by Law, shall file such financing statements or amendments as may be required to preserve and protect the interests of the Buyer in the applicable Receivables, Collections, Related Security and the proceeds thereof.
(f)    During the term of this Agreement, each Seller shall maintain its chief executive office in one of the states of the United States of America.
(g)    The Sellers shall pay the reasonable costs and disbursements in connection with the perfection and the maintenance of perfection, as against all third parties, of the Buyer’s right, title and interest in and to the related Receivables, Collections, Related Security and the proceeds thereof.
SECTION 2.02.    Purchase Price.
(a)    On the Closing Date, the Buyer does accept from each Seller, each Seller’s right, title and interest in, to and under those New Purchased Assets that are sold by such Seller hereunder on the Closing Date (being all Receivables existing at the Cut-Off Time and all Related Security and Collections with respect thereto and all proceeds of the foregoing, together with all such Seller’s rights, remedies, powers and privileges with respect to such Receivables). As consideration for such sales, transfers and assignments of such New Purchased Assets, the Buyer shall pay or cause to be paid to the Master Servicer for the account of such Seller an amount (the amount paid for all such New Purchased Assets on the Closing Date being such Seller’s “Initial Purchase Price”) equal to the aggregate Original Balance of the New Receivables purchased by the Buyer from such Seller on the Closing Date times the difference of 100% minus the applicable Discount Percentage. On or prior to the first Reporting Date to occur after the Closing Date, the NZ Manager shall calculate, and notify the Buyer and each Seller of, the Initial Purchase Price payable to each Seller. The Initial Purchase Price payable to each Seller shall be paid by the Buyer as follows:
(i)    by delivery on the Closing Date of immediately available funds to the Master Servicer for the account of such Seller in an amount equal to the amount set forth opposite the name of such Seller on Annex 1 (the “Estimated Initial Purchase Price”); and
(ii)    by delivery on the first Settlement Date following the Closing Date of immediately available funds to such Seller in an amount equal to the excess, if any, for such Seller of (x) the Initial Purchase Price payable to such Seller over (y) such Seller’s Estimated Initial Purchase Price. If the Estimated Initial Purchase Price paid to any Seller exceeds the Initial Purchase Price payable to such Seller, such Seller shall, on such Settlement Date, pay the excess of such Estimated Initial Purchase over such Initial Purchase Price to the Buyer, in immediately available funds.
The Buyer and each Seller agree that the Initial Purchase Price for the Purchased Assets purchased on the Closing Date by the Buyer from such Seller represents the fair market value for such Purchased Assets.
(b)    As consideration for the sale, transfer and assignment of each New Purchased Asset coming into existence after the Closing Date, on each Business Day the Buyer shall pay (or cause to be paid) to the applicable Seller the Purchase Price (for each such Seller, as defined below) for the Purchased Assets sold by such Seller to the Buyer for which the Purchase Price has not theretofore been paid.
(c)    The “Purchase Price” for the Purchased Assets arising during any Monthly Period (other than the Purchased Assets purchased by the Buyer on the Closing Date pursuant to Section 2.02) shall equal the aggregate Original Balance of the Receivables included in such Purchased Assets times the difference of 100% minus the applicable Discount Percentage. The Buyer and each Seller agree that the Purchase Price for Purchased Assets purchased by the Buyer from such Seller represents the fair market value for such Purchased Assets.
(d)    Although the Purchase Price for Purchased Assets (other than the Purchased Assets purchased by the Buyer on the Closing Date pursuant to Section 2.02) shall be due and payable in full by the Buyer to the applicable Seller on the date such Purchased Assets came into existence, final settlement of the Purchase Price between the Buyer and the Sellers shall be effected on a monthly basis by 5:00 p.m. (New York City time) on Settlement Dates with respect to all Purchased Assets coming into existence during the same Monthly Period (including, for the avoidance of doubt, for purposes of this Section 2.02(d) through Section 2.02(h), Purchased Assets purchased by BP Factoring pursuant to the Existing Purchase Agreement) and based on the information contained in the Monthly Report delivered by the Master Servicer pursuant to the Receivables Loan and Security Agreement for the Monthly Period then most recently ended.
(e)    With respect to each Purchased Asset (other than the Purchased Assets purchased by the Buyer on the Closing Date pursuant to Section 2.02), provisional payments, subject to the adjustments set forth in Section 2.02(g) and Section 2.02(h) below, shall be made by the Buyer to the applicable Seller by 5:00 p.m. (New York City time) on each Business Day, to the extent of funds available to the Buyer for the payment of the Purchase Price therefor under Section 2.12(a) of the Receivables Loan and Security Agreement or from the proceeds of Advances.
(f)    On or prior to each Reporting Date, the NZ Manager on behalf of the Buyer shall calculate, for each Seller with respect to the prior Monthly Period, (i) the aggregate amount of provisional payments made to such Seller pursuant to Section 2.02(e) during such Monthly Period, (ii) the aggregate Purchase Price due to such Seller for Purchased Assets sold by such Seller to the Buyer during such Monthly Period (other than Purchased Assets purchased by the Buyer on the Closing Date pursuant to Section 2.02), (iii) the aggregate amount of funds which would be available to the Buyer on the related Settlement Date for payment of such Purchase Price under clause (ix) of the Priority of Payments set forth in Section 2.12(b) of the Receivables Loan and Security Agreement (such funds being allocated among the Sellers pro rata based on the amount calculated under clause (ii) above for each Seller), if all amounts to be paid as provisional payments under Section 2.02(e) above during such Monthly Period and all Intramonth Loan Required Repayments to be made on such Settlement Date had been deposited into the Concentration Account and applied on such Settlement Date in accordance with such Section 2.12(b), and (iv) the excess, if any (such excess, an “Excess Payment”), for such Monthly Period, of the payments referred to in clause (i) above over the lesser of the amount referred to in clause (ii) above and the amount referred to in clause (iii) above. Notwithstanding the foregoing, (A) the entire amount of any payments made to each Seller pursuant to Section 2.02(e) on or after the Facility Termination Date shall constitute an “Excess Payment” for such Seller, and (B) with respect to the Monthly Period during which the Facility Termination Date occurs, the rules set forth in this clause (f) above and in clauses (g) and (h) below shall be applied to the period from the beginning of such Monthly Period to the day prior to the Facility Termination Date as if such period were a Monthly Period.
(g)    On each Settlement Date, each Seller shall pay to the Buyer, for deposit in the Concentration Account, such Seller’s Excess Payment, if any, for the related Monthly Period in immediately available funds.
(h)    For each Seller, the excess, if any, of the aggregate amount of payments made to such Seller pursuant to Section 2.02(e) during a Monthly Period over such Seller’s Excess Payment, if any, for such Monthly Period shall constitute a cash payment of Purchase Price for Purchased Assets to such Seller for such Monthly Period. Any remaining unpaid Purchase Price for the Purchased Assets sold by each Seller during such Monthly Period (the “Unpaid Balance”) shall be paid to such Seller by 5:00 p.m. (New York City time) on the first Settlement Date following such Monthly Period by delivery of immediately available funds.
SECTION 2.03.    Dilutions, etc.
(a)    If on any day the Outstanding Balance of a Receivable (including, for the avoidance of doubt, any Original Receivable) is (x) reduced or canceled as a result of any defective, returned or rejected goods or services, any discount, rebate or refund or any adjustment by any Seller, any Subservicer, the Master Servicer or the NZ Manager (other than Contractual Reductions or a write-off of all or any portion of its Outstanding Balance as uncollectible), or (y) reduced or canceled as a result of a set-off in respect of any claim, other than a Contractual Reduction, by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction), the related Seller shall be deemed to have received on such day a Collection of such Receivable in the amount of such reduction or cancellation.
(b)    If the Original Balance of a Receivable is less than the amount reported in the Purchase Report for the Monthly Period in which such Receivable was transferred to the Buyer (or, in the case of any Original Receivable, to BP Factoring pursuant to the Existing Purchase Agreement), the related Seller shall be deemed to have received, on the day that the NZ Manager and the related Seller become aware of such difference, a Collection of such Receivable in the amount of such difference.
(c)    If (i) prior to the Facility Termination Date the Outstanding Balance of a Graham Packaging Molds Production Receivable (including any such Receivable purchased by BP Factoring pursuant to the Existing Purchase Agreement) is reduced or cancelled, or (ii) from and after the Facility Termination Date the aggregate Outstanding Balances of Graham Packaging Molds Production Receivables are reduced or cancelled by an amount exceeding the Graham Packaging Molds Production Reserve as of the Facility Termination Date, in either case directly or indirectly by reason of the applicable Seller’s failure in accordance with the related Contract to timely satisfy and fully perform all obligations required to be fulfilled by it (other than customary warranty obligations), including completion of the production of related molds, or by reason of the failure by any Person to timely perform any further action required to be performed with respect thereto (other than payment thereon by the applicable Obligor), the related Seller shall be deemed to have received, (A) in the case of clause (i) above, on the date of the applicable reduction or cancellation a Collection of the affected Receivable in the amount of such reduction or cancellation and (B) in the case of clause (ii) above, on each date on which the excess amount described therein arises or increases, a Collection of the affected Receivable or Receivables in the amount of such excess or increase, as the case may be.
(d)    If any of the representations or warranties in Section 5.02 hereof (or, as the case may be, Section 5.02 of the Existing Purchase Agreement) was not true when made with respect to a Receivable, the related Seller shall be deemed to have received, on the date of discovery that such representation or warranty was not true when made, a Collection (any such deemed Collection pursuant to Section 2.03(a), 2.03(b) or 2.03(c) or this Section 2.03(d), without duplication, a “Deemed Collection”) of such Receivable in full, less the amount of any Collections received by the Buyer (or BP Factoring, as the case may be) in respect of such Receivable.
(e)    Notwithstanding anything to the contrary contained in this Agreement, the related Seller shall pay or credit the amount of Deemed Collections deemed to be received by such Seller during any Monthly Period to the Buyer on the first Settlement Date following such Monthly Period as follows: (i) first, by depositing into the Concentration Account an amount equal to the lesser of such Deemed Collections and the excess, if any, of (A) the sum of the Outstanding Borrowings, over (B) the Funding Base, and (ii) second, by crediting, dollar for dollar, any remaining portion of such Deemed Collections against payments of the Initial Purchase Price or Purchase Price, as applicable, due from the Buyer to such Seller for Receivables purchased hereunder; provided, that if a Termination Event or Potential Termination Event shall have occurred and be continuing, the entire amount of such Deemed Collections shall be paid by deposit into the Concentration Account within two Business Days of their deemed receipt thereof; and provided further, that any Collections in respect of any Receivable as to which the Buyer has received a Deemed Collection pursuant to Section 2.03(d) that are received by the Buyer after the date of such Deemed Collection shall be added to the next payment of the Initial Purchase Price or Purchase Price, as applicable, due from the Buyer to the relevant Seller for Receivables purchased hereunder.
SECTION 2.04.    Payments and Computations, etc. All amounts to be paid or deposited by a Seller, a Subservicer or the Master Servicer hereunder shall be paid or deposited in accordance with the terms hereof in U.S. Dollars and in immediately available funds no later than 4:00 p.m. (New York City time) on the day when due; if such amounts are payable to the Buyer they shall be paid or deposited in a Collection Account or the Concentration Account, as applicable; provided that from and after the occurrence of a Termination Event or a Potential Termination Event described in Section 7.01(b)of the Receivables Loan and Security Agreement and for so long as such Termination Event or Potential Termination Event is continuing, all such amounts shall be paid or deposited in the Administrative Agent’s Account unless otherwise consented to by the Administrative Agent and the Majority Facility Agents. All payments hereunder shall be made without set-off or counterclaim.
SECTION 2.05.    License of Software. To the extent that any software used by any Seller to account for the Receivables originated by it is non-transferable, such Seller hereby grants to each of the Buyer, the Master Servicer and the Administrative Agent (it being understood that the Administrative Agent will not use the license granted hereunder until after the occurrence and during the continuation of a Termination Event) an irrevocable, non-exclusive license to use, without royalty or payment of any kind, all such software used by such Seller to account for such Receivables, to the extent necessary to administer such Receivables, whether such software is owned by such Seller or is owned by others and used by such Seller under license agreements with respect thereto; provided that should the consent of any licensor of such software be required for the grant of the license described herein, to be effective, such Seller hereby agrees that upon the request of the Buyer (on the direction of the NZ Manager), the Master Servicer or the Administrative Agent, such Seller will use its reasonable efforts to obtain the consent of such third-party licensor. If any software used by any Seller to account for the Receivables originated by it prohibits such Seller from granting the license to use described herein, or if, after reasonable efforts, the consent of any licensor of such software for the grant of the license described herein is not obtained, there shall be no transfer of such software hereunder or any grant by such Seller of the license to use described herein. The license granted hereby shall be irrevocable until the Final Date. Each Seller shall use its reasonable efforts to ensure that each of the Buyer, the Master Servicer and the Administrative Agent has an enforceable right (whether by license or sublicense or otherwise) to use all of the computer software used to account for such Receivables and to recreate all Records (in the case of the Administrative Agent such right becoming enforceable only after the occurrence and during the continuation of a Termination Event).
SECTION 2.06.    Excluded Sellers. Subject to the Buyer’s obligations under the Receivables Loan and Security Agreement, the Buyer, acting on the recommendation of the NZ Manager, shall be permitted to, at any time and from time to time after the Closing Date, terminate a Seller under this Agreement (such Seller, an “Excluded Seller”) by delivery of prior written notice to each of the other parties hereto and the Administrative Agent, which notice shall specify the effective date (the “Exclusion Effective Date”) of such termination (such Exclusion Effective Date not to occur earlier than the end of the Monthly Period during which such notice is given). (For the avoidance of doubt, any such purported termination not permitted under the terms and conditions of the Receivables Loan and Security Agreement shall not be given effect hereunder.) With effect from the Exclusion Effective Date set forth in such notice, the Buyer and each of the other Sellers hereby release and discharge the Excluded Seller from any future obligations arising under this Agreement, including the obligation to sell Receivables to the Buyer, and each Receivable originated by such Excluded Seller from and after the Exclusion Effective Date shall be deemed to be an Excluded Receivable; provided, that, unless otherwise agreed to by such Excluded Seller, the NZ Manager, the Buyer and the Administrative Agent, (a) all of such Excluded Seller’s then existing obligations, indebtedness and liabilities arising hereunder and the other Transaction Documents to which it is a party in respect of Receivables that were sold pursuant hereto prior to the Exclusion Effective Date (including the continuing obligation of such Excluded Seller to act as Subservicer with respect to such Receivables) and (b) the provisions described in Section 8.06 as they relate to such Excluded Seller shall survive such termination. Solely to the extent relating to Excluded Receivables attributable to such Excluded Seller, the NZ Manager, acting on behalf of the Buyer, shall (a) terminate or amend any UCC financing statement filed naming the Buyer as secured party and the Excluded Seller as debtor, (b) terminate any Lockbox Agreement or Control Agreement governing any Lockbox or Collection Account and (c) take any other actions as may be appropriate to evidence or record or give effect to the termination of such Excluded Seller (including assigning relevant Lockboxes and Collection Accounts) contemplated hereby. Each Excluded Seller agrees that this Agreement and the other Transaction Documents may be amended or otherwise modified after the effective date of such release without the consent or approval of such Excluded Seller and the Excluded Seller shall no longer be considered a Seller and a party hereto and thereto (except with respect to (a) such Excluded Seller’s obligations, indebtedness and liabilities arising under this Agreement or the other Transaction Documents to which it is a party in respect of Receivables sold hereunder or under the Existing Purchase Agreement prior to the Exclusion Effective Date and existing as of the Exclusion Effective Date and (b) the provisions described in Section 8.06 as they relate to such Excluded Seller); provided that no such amendment or other modification that could reasonably be expected to adversely affect the rights and protections afforded to such Excluded Seller under this Section 2.06 shall be effective unless agreed to in writing by such Excluded Seller.
SECTION 2.07.    Characterization. If, notwithstanding the intention of the parties expressed in Section 2.01(b), any sale by Sellers to Buyer of Receivables hereunder (or any sale of Original Receivables to BP Factoring under the Existing Purchase Agreement) shall be characterized as a secured loan and not a sale or such sale shall for any reason be ineffective or unenforceable, then this Agreement shall be deemed to constitute a security agreement under the UCC and other applicable law, and, after the occurrence of a Termination Event, Buyer and its assigns shall have, in addition to the rights and remedies which they may have under this Agreement, all other rights and remedies provided to a secured creditor after default under the UCC and other applicable law, which rights and remedies shall be cumulative. For this purpose and without being in derogation of the parties’ intention that the sale of Receivables hereunder and under the Existing Purchase Agreement shall constitute a true sale thereof, the Sellers hereby grant to Buyer a duly perfected security interest in all of the Sellers’ right, title and interest in, to and under all Receivables now existing and hereafter arising, all Collections, Related Security and Records with respect thereto, and all proceeds of the foregoing, which security interest shall be prior to all other Liens.
ARTICLE III

CLOSING PROCEDURES
SECTION 3.01.    Conditions to Closing. On or prior to the date of the execution of this Agreement, each Seller and each Subservicer, as applicable, shall deliver or cause to be delivered to the Buyer and the Administrative Agent the documents and instruments required to be delivered by it pursuant to Section 3.01 of the Receivables Loan and Security Agreement.
ARTICLE IV

APPOINTMENT OF SUBSERVICERS;
PROTECTION OF THE BUYER.
SECTION 4.01.    Acceptance of Appointment and Other Matters Relating to Subservicers.
(a)    Each Seller agrees to act, and is hereby appointed by the Master Servicer to act, subject to the terms hereof, as the Subservicer for its respective Receivables Pool under this Agreement. Subject to the provisions of the Priority of Payments, each Subservicer is hereby authorized and empowered to perform all duties of the Master Servicer described herein for its respective Receivables Pool.
(b)    With respect to each Receivables Pool, if any Person succeeds an initial Subservicer as a Subservicer, the replaced Subservicer shall promptly deliver to such successor Subservicer all documents instruments and records (including computer tapes or disks) that are reasonably necessary to service or collect such Receivables Pool.
(c)    In the event a Subservicer, in its individual capacity, shall become an Excluded Seller in accordance with the terms hereof, it shall cease to be a Subservicer hereunder when all Receivables in its related Receivables Pool have either been repurchased by such Excluded Seller, collected or written-off by the NZ Manager as being uncollectible in accordance with the Credit and Collection Policy and all recoveries in respect of written-off Receivables have been received and applied in accordance with the Transaction Documents, as reasonably determined by the Master Servicer; provided that the provisions described in Section 8.06 as they relate to such Subservicer shall survive such cessation. Each such Subservicer agrees that, from and after the time it ceases to be a Subservicer hereunder, this Agreement and the other Transaction Documents may be amended or otherwise modified after the effective date of such release without the consent or approval of such Subservicer and such Subservicer shall no longer be considered a party thereto (except with respect to the provisions described in Section 8.06 as they relate to such Subservicer); provided that no such amendment or other modification that could reasonably be expected to adversely affect the rights and protections afforded to such Subservicer under this Section 4.01(c) shall be effective unless agreed to in writing by such Subservicer.
SECTION 4.02.    Protection of the Interests of the Buyer.
(a)    To the fullest extent permitted by applicable Law, each Seller hereby authorizes and irrevocably grants to each of the applicable Subservicer, the Master Servicer, the NZ Manager and the Buyer an irrevocable power of attorney, with full power of substitution, coupled with an interest, to execute, deliver and file in the name of the Seller, or in its own name, such financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction and such instruments of transfer and any notices of assignment and to make such notations on the Records as the applicable Subservicer, the Master Servicer, the NZ Manager or the Buyer deems necessary to protect or perfect the Buyer’s interest in the Receivables.
(b)    Subject to the limitations set forth herein, the Buyer shall have the right to do all such acts and things as it may deem necessary to protect its interests, including confirmation and verification of the existence, amount and status of the Receivables.
ARTICLE V

REPRESENTATIONS AND WARRANTIES
SECTION 5.01.    General Representations and Warranties. Each Seller hereby represents and warrants to the Buyer with respect to itself and with respect to each Receivable sold by such Seller hereunder or under the Existing Purchase Agreement, on and as of the Closing Date and, thereafter, on and as of the date each such Receivable comes into existence that:
(a)    Organization; Power. It (i) is a corporation, a limited liability company or limited partnership validly organized and existing under the laws of its jurisdiction of incorporation or organization, as the case may be, indicated at the beginning of this Agreement; (ii) is duly qualified to do business, and, to the extent applicable, is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect; and (iii) has the requisite organizational power and authority and the legal right to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted.
(b)    Authorization; No Conflict. The execution, delivery and performance by it of the Transaction Documents to which it is a party and the other documents to be delivered by it thereunder, and the transactions contemplated hereby and thereby, including, in the case of each Seller, its use of the proceeds of the sales, transfers and assignments of Receivables hereunder, are within its organizational powers, have been duly authorized by all necessary or proper corporate, limited liability company, member or partnership action, do not (i) contravene its certificate of incorporation, limited liability company agreement or limited partnership agreement, as the case may be, or by-laws, (ii) violate any applicable Law or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any of its obligations under, or result in or require the creation of any Lien (other than the Lien in favor of the Buyer hereunder and in favor of the Administrative Agent pursuant to the Receivables Loan and Security Agreement) upon any of its property pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument binding on or affecting it or any of its properties, whether now owned or hereafter acquired, except in each case where such contravention, violation, breach, default, acceleration or Lien could not reasonably be expected to have a Material Adverse Effect. It has not entered into any agreement with any Obligor prohibiting, restricting or conditioning the assignment of any portion of the Receivables.
(c)    No Authorizations Needed. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for (i) the due execution, delivery or performance by it of this Agreement or any other Transaction Document to which it is or is to be a party or for the consummation of the transactions hereunder and thereunder, (ii) its sale, transfer and assignment of Receivables, Related Security and Collections hereunder or (iii) the exercise by the Buyer and its assigns of its rights and remedies against such Seller under the Transaction Documents, except for the filing of financing statements or other notification filings necessary to perfect any ownership interest transferred thereby and other authorizations, consents, approvals, licenses, exemptions, actions, registrations, qualifications, designations, declarations, notices and filings that have been duly obtained, taken, given or made and are in full force and effect or that if not duly obtained, taken, given or made or not in full force and effect could not reasonably be expected to have a Material Adverse Effect.
(d)    Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which it is a party when delivered will have been, duly executed and delivered by it. This Agreement is, and the other Transaction Documents to which it is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of such Seller enforceable against it in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
(e)    Accurate and Complete Disclosure. All information heretofore furnished or to be furnished at any time (not including financial statements) by or on behalf of it to the Buyer in connection with this Agreement and the other Transaction Documents to which it is a party, is and will be accurate in all material respects as of the date so furnished and no such information contains, or will contain, as of the date so furnished any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.
(f)    No Proceedings. There is no pending or, to its knowledge, as applicable, threatened action or proceeding affecting it before any Governmental Authority that purports to affect the legality, validity or enforceability of any Transaction Document to which it is a party or any material amount of the Receivables or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)    Credit and Collection Policy. It has complied in all material respects with the Credit and Collection Policy in regard to each Receivable, and other than as permitted under Section 6.02(c), no amendment or other modification to the Credit and Collection Policy has occurred that was not consented to by the Administrative Agent.
(h)    Financial Statements. RGHL has heretofore furnished to the Buyer (i) its consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows as of and for the fiscal year ended December 31, 2015 audited by and accompanied by the opinion of PricewaterhouseCoopers, independent public accountants, and (ii) its interim unaudited consolidated statements of comprehensive income, interim unaudited consolidated statements of financial position and related interim unaudited consolidated statements of changes in equity and cash flows as of and for the nine-month period ended September 30, 2016, certified by its chief financial officer. Such financial statements present fairly in all material respects the financial condition and results of operations and cash flows of RGHL and its Subsidiaries (as such term is used therein) as of such dates and for such periods. Such statements of financial position and the notes thereto disclose all material liabilities, direct or contingent, of RGHL and its Subsidiaries as of the dates thereof. Such financial statements were prepared in accordance with GAAP applied on a consistent basis, subject, in the case of unaudited financial statements, to normal year-end audit adjustments and the absence of footnotes. No event, change or condition has occurred that has had, or could reasonably be expected to have, a Material Adverse Effect since December 31, 2015.
(i)    Properties. It has good and valid title to, or valid leasehold interests in, all its material properties and assets, except in each case where the failure to have such good and valid title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. It maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
(j)    Financial Condition. (i) Immediately after the consummation of the transactions to occur on the Closing Date and (ii) on each day on which it sells Receivables to the Buyer hereunder, after giving effect to such sale, it is Solvent. It is not subject to any Insolvency Event.
(k)    Accounting. In the case of a Seller, it accounts for the transfers to the Buyer of Receivables and Related Security and Collections with respect thereto hereunder or under the Existing Purchase Agreement as sales thereof in its books, records and financial statements, in each case consistent with GAAP and with the requirements set forth herein, for both U.S. federal and state tax and accounting purposes.
(l)    Taxes. It and each of its respective Subsidiaries has filed, has caused to be filed or has been included in, all tax reports and returns, if any, required to be filed by it and has paid, or caused to be paid, all taxes and interest and penalties thereon required to be paid by it, except (i) for such taxes (A) as are being contested in good faith by appropriate proceedings and (B) against which adequate GAAP reserves have been established on the books of such Party or one of its Subsidiaries; or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(m)    ERISA. It and each of its ERISA Affiliates is in compliance in all material respects with the applicable provisions of ERISA and the Internal Revenue Code and the regulations and published interpretations thereunder. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events, could reasonably be expected to result in a Material Adverse Effect.
(n)    Compliance with Laws. Subject to the specific representations set forth herein regarding ERISA, tax laws and other laws, it is in compliance in all material respects with all applicable Laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(o)    Investment Company. It is not required to be registered as an “investment company” within the meaning of the Investment Company Act of 1940.
(p)    Bulk Sales Act. No transaction contemplated hereby requires compliance with any applicable bulk sales act or similar law.
(q)    Location of Records, etc. As of the Closing Date, the offices where it keeps all of its Records are listed on Schedule I hereto.
(r)    Books and Records. It has indicated on its books and records (including any computer files) that the Receivables, if any, sold by it hereunder are the property of the Buyer.
(s)    Permitted Receivables Financing. The transactions contemplated by this Agreement and the other Transaction Documents, and the Luxembourg Recapitalization Transactions, are permitted under the Reynolds Credit Agreement.
(t)    Sanctions, Anti-Corruption, Use of Proceeds. Neither it nor, to its knowledge, any of its directors, officers, employees or Affiliates or any of its Subsidiaries or agents that will act in any capacity in connection with or benefit from this Agreement, (A) is a Sanctioned Person or (B) has, to its knowledge, taken any action, directly or indirectly, that would result in a violation by such Persons of any Anti-Corruption Laws. It has implemented and maintains in effect policies and procedures designed to promote compliance by it and its directors, officers, employees, agents and Affiliates with all Anti-Corruption Laws, Anti-Terrorism Laws and applicable Sanctions. It and, to its knowledge, each of its directors, officers, employees, agents and Affiliates, is in compliance in all material respects with all Anti-Corruption Laws, Anti-Terrorism Laws and Sanctions. No proceeds of any sale of Receivables pursuant to this Agreement have been used, directly or, to its knowledge, indirectly, by any Seller or, to its knowledge, any of directors, officers, employees and agents of any Seller (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in each case in violation of any Anti-Corruption Laws or Anti-Terrorism Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Person that at the time of such funding was a Sanctioned Person, or in any country that at the time of such funding was a Sanctioned Country, including any payments (directly or indirectly) to a Sanctioned Person or a Sanctioned Country or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto
SECTION 5.02.    Representations and Warranties of Each Seller With Respect to Sale of Receivables. By selling its Receivables to the Buyer, each Seller represents and warrants to the Buyer with respect to each Receivable sold by it hereunder or under the Existing Purchase Agreement that is classified in a Monthly Report or a calculation of the Funding Base as an “Eligible Receivable” that as of the date such Receivable was transferred to the Buyer:
(a)    Assignment. This Agreement vests in the Buyer all the right, title and interest of such Seller in and to such Receivable and the Related Security and Collections with respect thereto, and constitutes a valid sale thereof. The applicable Seller has sold each Receivable and Related Security to the Buyer in exchange for payment (made to such Seller in accordance with the provisions of this Agreement) in an amount that constitutes fair consideration and reasonably equivalent value. No such sale shall have been made for or on account of an antecedent debt owed by the applicable Seller to the Buyer, and no such sale is or may be voidable or subject to avoidance under any section of the Bankruptcy Code. Such Seller has received all material consents and approvals required by the terms of such Receivable to the sale of such Receivable hereunder to the Buyer.
(b)    No Liens. Immediately prior to its sale hereunder, such Receivable, together with all Contracts related to such Receivable, was owned by such Seller free and clear of any Lien (other than Liens released concurrently with the sale of such Receivable to the Buyer hereunder).
(c)    Credit and Collection Policy. It has complied with the Credit and Collection Policy in all material respects with respect to such Receivable.
(d)    Bona Fide Receivables. If such Receivable is reported as an Eligible Receivable in the Purchase Report for the Monthly Period in which such Receivable was transferred to the Buyer, such Receivable is an Eligible Receivable.
(e)    Security Interest Representations. In the case of a Seller:
(i)    The Receivables constitute “accounts” or “general intangibles” within the meaning of the UCC.
(ii)    Other than Liens released concurrently with the sale of any Receivables to the Buyer hereunder, it has not pledged, assigned, sold, granted a Lien in, or otherwise conveyed any of the Receivables, Collections or Related Security to any Person other than the Buyer. It has not authorized the filing of and is not aware of any financing statements against it that include a description of collateral covering such Receivables, the Collections or the Related Security other than any financing statement relating to the security interest granted to the Buyer under this Agreement or that has been terminated or that relates to Liens released concurrently with the sale of any Receivables to the Buyer hereunder. It has no knowledge of any judgment or tax lien filings against it.
(iii)    It has caused the filing of all appropriate financing statements in the proper filing office in the appropriate jurisdictions under applicable law in order to perfect the security interest in such Receivables, Collections and Related Security, in each case to the extent a security interest in such assets can be perfected by filing financing statements, granted to the Buyer under this Agreement.
(iv)    All financing statements filed or to be filed against it in favor of the Buyer in connection herewith describing the Receivables, the Collections or the Related Security contain a statement to the effect that “A purchase of or security interest in any collateral described in this financing statement will violate the rights of the secured party”.
(v)    Its state of organization has not been changed within the four months preceding the Closing Date. As of the Closing Date, except as described in Schedule II hereto, it has no trade names, fictitious names, assumed names or “doing business as” names or other names under which it has done or is doing business. It has not changed its name, whether by amendment of its charter or other organizational document, by reorganization or otherwise, within the four months preceding the Closing Date. As of the Closing Date, its principal place of business and chief executive office is located at its address set forth on the signature pages hereto and has been so for the last four months.
(vi)    Notwithstanding any other provision of this Agreement or any other Transaction Document, the representations contained in this Section 5.02(e) shall be continuing and remain in full force and effect.
ARTICLE VI

COVENANTS
SECTION 6.01.    Affirmative Covenants. In addition to its other covenants contained herein or made pursuant hereto, each Seller Party covenants to the Buyer with respect to itself and, in the case of a Seller, with respect to the Receivables sold by it hereunder or under the Existing Purchase Agreement, as follows:
(a)    Financial and Other Information. It shall furnish the following to the Buyer:
(i)    as soon as practicable and in any event within the time period required under the Reynolds Credit Agreement for the delivery of the annual financial statements of RGHL, RGHL’s consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows showing the financial condition of RGHL and its consolidated Subsidiaries as of the close of each fiscal year and the results of its operations and the operations of RGHL and such Subsidiaries during such year, all audited by PricewaterhouseCoopers or other independent public accountants of recognized national standing;
(ii)    as soon as practicable and in any event within the time period required under the Reynolds Credit Agreement for the delivery of the financial statements of RGHL with respect to the first three fiscal quarters in each of RGHL’s fiscal years, RGHL’s consolidated statements of comprehensive income, consolidated statements of financial position and related consolidated statements of changes in equity and cash flows showing the financial condition of RGHL and its consolidated Subsidiaries as of the close of such fiscal quarter and the results of its operations and the operations of RGHL and such Subsidiaries during such fiscal quarter and the then elapsed portion of the fiscal year;
(iii)    on or prior to the Reporting Date following a Monthly Period, a report (a “Purchase Report”) substantially in the form of Exhibit A hereto with respect to the aggregate Original Balances of the Eligible Receivables transferred by such Seller to the Buyer during such Monthly Period; and
(iv)    such other information, documents, records or reports respecting the Receivables and the Related Security or the condition or operations, financial or otherwise, of it as the Buyer may from time to time reasonably request.
(b)    Litigation. As soon as possible, and in any event within ten Business Days of its knowledge thereof, it shall give the Buyer and the NZ Manager notice of any litigation, action, suit, arbitration or other proceeding by or before any court or other Governmental Authority against it or relating to the Purchased Assets that, in its reasonable judgment, could have a Material Adverse Effect.
(c)    Notice of Material Adverse Effect. Promptly upon becoming aware thereof, it shall give the Buyer and the NZ Manager notice of any Material Adverse Effect with respect to it.
(d)    Books and Records. It shall maintain and implement administrative and operating procedures (including the ability to recreate, in all material respects, Records evidencing the Receivables in its Receivables Pool in the event of the destruction of the originals thereof), and keep and maintain (or cause the Master Servicer or Subservicers to maintain) all documents, books, records and other information, reasonably necessary or advisable for the collection of all Receivables in its Receivables Pool (including Records adequate to permit the daily identification of each Receivable, the dates which payments are due thereon, Related Security and Collections and adjustments to each existing Receivable). Each Seller shall also maintain a record clearly designating the respective Receivables Pool that is owned by the Buyer, and to the extent such Records constitute computer programs and other nonwritten Records, appropriately legend such Records to reflect that such Receivables Pool has been conveyed to the Buyer.
(e)    Due Diligence. From time to time during regular business hours as requested by the Administrative Agent or any Facility Agent upon thirty days’ prior notice, such Seller Party shall permit the Administrative Agent, any Facility Agent, or their respective agents or representatives, (A) to examine and make copies of and abstracts from all Records in the possession or under the control of such Seller Party or its agents or their respective Affiliates relating to Receivables and the Related Security, and (B) to visit the offices and properties of such Seller Party and its agents or their respective Affiliates for the purpose of examining such materials described in clause (A) above, and to discuss matters relating to Receivables and the Related Security or such Seller Party’s performance hereunder with any of the officers or employees of such Seller Party having knowledge of such matters or with the Buyer’s independent public accountants (collectively, a “Due Diligence Audit”). In connection with a Due Diligence Audit, such Seller Party shall permit the Administrative Agent, any Facility Agent or their respective agents or representatives (which may also render other services to any Reynolds Party or any of their Affiliates) to review periodic Monthly Reports to verify amounts reported to underlying accounting records. Such review may include analysis procedures and verification of sales, dilution, collections, write-offs, concentrations, and other information included on the Monthly Reports. Testing may include a review of sample Receivables. Additional testing procedures may be performed to verify the accuracy of information on selected Monthly Reports. Such Seller Party agrees to cooperate and provide all requested information necessary to perform such due diligence reviews or collateral inspections. Additionally, such Seller Party shall permit such testing as may be required to ensure that it has adhered to all terms and conditions required under the Transaction Documents to which it is a party. Notwithstanding the foregoing, after the occurrence and during the continuation of a Potential Termination Event or Termination Event, the Administrative Agent or any Facility Agent shall be permitted to take the actions described in the preceding sentences of this Section without being subject to the requirement of providing prior notice. The Master Servicer shall reimburse the Administrative Agent and the Facility Agents for all reasonable and documented fees, costs and expenses incurred by any of them in connection with the foregoing actions promptly upon receipt of a written invoice therefor; provided that, so long as no Termination Event shall have occurred and be continuing, the Master Servicer shall not be required to reimburse the Administrative Agent or any Facility Agent for fees, costs and expenses in connection with more than one Due Diligence Audit in any calendar year (unless the results of a Due Diligence Audit were incomplete or not reasonably satisfactory to the Administrative Agent or the Majority Facility Agents, in which case the Master Servicer shall be responsible for reasonable and documented fees, costs and expenses in connection with one or more additional Due Diligence Audits in such calendar year until completion of a Due Diligence Audit that is reasonably satisfactory to the Administrative Agent and the Majority Facility Agents). In addition, the Master Servicer shall be required to reimburse the Administrative Agent and the Facility Agents for reasonable and documented fees, costs and expenses in connection with an additional Due Diligence Audit reasonably requested by the Administrative Agent or the Majority Facility Agents following any material change in the servicing software, systems or procedures or in the Credit and Collection Policy of any Seller Party.
(f)    Preservation of Legal Existence. It shall preserve and maintain its legal existence, rights, franchises and privileges in the jurisdiction of its organization, and qualify and remain qualified in good standing in each jurisdiction where the failure to so preserve and maintain or qualify could reasonably be expected to have a Material Adverse Effect.
(g)    Compliance with Laws. It shall comply with all Laws applicable to it, its business and properties, and all Receivables and Related Security and Collections with respect thereto except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect.
(h)    Employee Benefits. It shall (i) comply with the applicable provisions of ERISA and the Internal Revenue Code except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect, and (ii) furnish to the Buyer as soon as possible after, and in any event within ten days after any Responsible Officer of such Seller Party knows or has reason to know that, any ERISA Event has occurred that, alone or together with any other ERISA Event could reasonably be expected to have a Material Adverse Effect, a statement of a Responsible Officer of such Seller Party setting forth details as to such ERISA Event and the action, if any, that such Seller Party proposes to take with respect thereto.
(i)    Payment of Taxes and Claims. It shall pay all Taxes imposed upon it or any of its properties or assets or in respect of any of its income, businesses or franchises before any penalty or fine accrues thereon, and all claims (including claims for labor, services, materials and supplies) for sums that have become due and payable and that by law have or may become a Lien upon any of its properties or assets, prior to the time when any penalty or fine shall be incurred with respect thereto; provided, no such Tax or claim need be paid (i) (A) if it is being contested in good faith by appropriate proceedings, and (B) against which adequate GAAP reserves have been established on the books of such Seller Party; or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(j)    Delivery of Instruments. If and to the extent any of its Receivables Pool of the Related Security or Collections related thereto consists of instruments, securities, chattel paper or documents, other than representing ordinary course collections delivered in accordance with the Transaction Documents, upon the request of Buyer (on the direction of the NZ Manager), each Seller Party will deliver to the Master Servicer or the NZ Manager the originals of such instruments, securities, chattel paper and documents in the possession of such Seller Party, together with any endorsements reasonably requested by Buyer.
(k)    Performance and Compliance with Contracts and Credit and Collection Policy. At its expense, each Seller shall, unless the Administrative Agent (acting with the consent of the Majority Facility Agents) shall have consented otherwise, timely and fully perform, or cause to be performed, and comply in all material respects with, or cause to be complied with in all material respects, all provisions, covenants and other promises required to be observed by it under the Contracts related to its Receivable Pool, and timely and fully comply in all material respects with the Credit and Collection Policy in regard to such Receivables and the related Contracts. Each Seller shall pay when due any sales, stamp, documentary or similar Tax or charge, payable in connection with the sale of property by such Seller that gave rise to the creation of any Receivable sold hereunder by such Seller.
(l)    Deposits to Lock-Box Accounts. It shall instruct, or cause to be instructed, all Obligors to make payments in respect of its Receivables Pool to a Lockbox or to a Collection Account, and, if such Seller Party shall otherwise receive any Collections (including, without limitation, any Collections deemed to have been received by a Seller pursuant to Section 2.03 hereof), segregate and hold in trust such Collections and deposit such Collections directly to any Lockbox or Collection Account or the Concentration Account within two Business Days following its receipt thereof.
SECTION 6.02.    Negative Covenants. Each Seller Party covenants to the Buyer with respect to itself and, in the case of a Seller, with respect to the Receivables sold by it to the Buyer hereunder or under the Existing Purchase Agreement, that it will not, without the prior written consent of the Buyer given on the direction of the NZ Manager:
(a)    No Liens. With respect to each Receivable sold to the Buyer hereunder, on or prior to the date such Receivable is sold to the Buyer hereunder, except as otherwise provided herein, sell, assign (by operation of law or otherwise) or otherwise dispose of, or grant any option with respect to, or create or suffer to exist any Lien upon such Receivable or Related Security or Collections in respect thereof or assign any right to receive income in respect thereof, other than Liens released concurrently with the sale of such Receivable to the Buyer hereunder.
(b)    No Changes. (i) Make any change in the character of its business that would impair the collectability of any Receivables, or (ii) change its name, jurisdiction of organization, identity or corporate structure in any manner that would make any financing statement or continuation statement filed in connection with this Agreement or the transactions contemplated hereby seriously misleading within the meaning of Section 9-507 of the UCC of any applicable jurisdiction or other applicable Laws unless it shall have given the Administrative Agent at least 30 days’ prior written notice thereof and unless prior thereto it shall have caused such financing statement or continuation statement to be amended or a new financing statement to be filed such that such financing statement or continuation statement would not be seriously misleading; provided that in no event will any Seller or Subservicer change its jurisdiction of organization other than to a state within the United States or to the District of Columbia.
(c)    Change in Credit and Collection Policy. Make, allow or consent to any change in the Credit and Collection Policy (other than changes made by Buyer as permitted under the Receivables Loan and Security Agreement).
(d)    Change in Instructions to Obligors. Change the instructions to Obligors regarding payments to a Lockbox or to a Collection Account given pursuant to Section 6.01(l); provided that it may make changes in such instructions if such new instructions require such Obligor to make payments to another Lockbox or Collection Account maintained in accordance with this Agreement and the other Transaction Documents.
(e)    Change in Payments or Deposits of Payments. Add any bank as a Lockbox Bank or a bank maintaining a Collection Account or any deposit account as a Collection Account to those listed in Schedule II to the Receivables Loan and Security Agreement, change any instructions given to any bank that in any manner redirects the proceeds of any Collections to any account that is not a Collection Account subject to a Control Agreement in favor of the Administrative Agent for the benefit of the Secured Parties, unless, in each case, the Administrative Agent and the Facility Agents shall have received at least 10 days’ prior written notice of such addition, termination or change and shall have received (i) with respect to each new Lockbox, a Lockbox Agreement executed by the Buyer and a Lockbox Bank and (ii) with respect to each new Collection Account, a related Control Agreement executed by the Buyer, the related depository institution and the Administrative Agent.
(f)    Maintenance of Separate Existence. Take any action, or omit to take any action, if the effect is to cause the Buyer to fail to perform or observe in any material respect the covenants contained in Section 5.02(l) of the Receivables Loan and Security Agreement.
ARTICLE VII

PURCHASE TERMINATION DATE
SECTION 7.01.    Consequences of the Purchase Termination Date. Upon the occurrence of the Purchase Termination Date, the Buyer shall have, in addition to all rights and remedies under this Agreement or otherwise, all other rights and remedies provided under the UCC of the applicable jurisdiction and under other applicable Laws, which rights shall be cumulative.
ARTICLE VIII

MISCELLANEOUS
SECTION 8.01.    Expenses. Each Seller agrees, promptly following receipt of a written invoice, to pay or cause to be paid, and to save the Buyer harmless against liability for the payment of all reasonable and documented out-of-pocket expenses incurred by or on behalf of the Buyer (i) in connection with any requested amendments, waivers or consents under this Agreement or the enforcement or preservation of the rights of the Buyer and its assigns (including the perfection and protection of the Receivables) hereunder or (ii) relating to the maintenance of the transactions undertaken pursuant to this Agreement. Each Seller agrees to pay all filing fees, stamp taxes and other similar documentary or excise taxes, if any, which may be incurred on account of or arise out of the sale of the Purchased Assets by such Seller pursuant to this Agreement.
SECTION 8.02.    Indemnities. Each Seller (each with respect to itself) agrees to severally indemnify, defend and save harmless each Buyer Indemnified Party, other than for the gross negligence, bad faith or willful misconduct of such Buyer Indemnified Party or any of its Related Parties, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable and documented attorneys’ fees and expenses, reasonable and documented expenses incurred by their respective credit recovery groups (or any successors thereto) and reasonable and documented expenses of settlement, litigation or preparation therefor) which any Buyer Indemnified Party may incur or which may be asserted against any Buyer Indemnified Party by any Person (including (x) any Obligor or any other Person whether on its own behalf or derivatively on behalf of such Seller and (y) any Person which is entitled to indemnification from the Buyer under the terms of any Transaction Document) arising from or incurred in connection with:
(i)    the characterization in any Purchase Report or other statement made by such Seller of any Receivable as an Eligible Receivable which was not an Eligible Receivable at the time of such characterization;
(ii)    any representation or warranty or statement made or deemed made by such Seller under or in connection with this Agreement (including the Existing Purchase Agreement) or any other Transaction Document to which it is a party or other document delivered by such Seller or to be delivered by such Seller in connection herewith or with any other Transaction Document to which it is a party being incorrect in any material respect when made or deemed made or delivered and for which such Seller has not credited the Buyer pursuant to Section 2.03 hereof or of the Existing Purchase Agreement or otherwise;
(iii)    the failure by such Seller to comply in any material respect with any applicable Law with respect to any Receivable or any Related Security with respect thereto; or the failure of any Receivable or any Related Security with respect thereto to conform to any such Law;
(iv)    the failure of the Buyer or BP Factoring, as the case may be, to have obtained legal and equitable title to each Receivable and all Related Security and Collections transferred or purported to be transferred to the Buyer or BP Factoring, as the case may be, by such Seller under this Agreement or the Existing Purchase Agreement, free and clear of any Lien (other than Permitted Liens);
(v)    the failure to have filed, or any delay in filing, financing statements, notices of assignment or other similar instruments or documents under the UCC of any applicable jurisdiction or other applicable Laws with respect to any Receivable, the Related Security and Collections with respect thereto transferred or purported to be transferred to the Buyer or BP Factoring, as the case may be, by such Seller under this Agreement or the Existing Purchase Agreement, and the proceeds of any thereof, whether at the time of any purchase or at any subsequent time;
(vi)    any products liability, personal injury or damage, suit or other similar claim arising out of or in connection with merchandise, insurance or services that are subject to any Contract or Receivable sold by such Seller hereunder or the Existing Purchase Agreement;
(vii)    any Dispute, claim, offset or defense (other than Contractual Reductions, discharge in bankruptcy of the Obligor or arising from the financial inability of the Obligor to pay) of any Obligor to the payment of any Receivable sold by such Seller (including any defense based on such Receivable not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale or lease of the goods or services related to such Receivable or the furnishing or failure to furnish such goods or services, in each case, for which such Seller has not credited the Buyer pursuant to Section 2.03 or otherwise, except to the extent that such dispute, claim, offset or defense results solely from any action or inaction on the part of a Financing Party;
(viii)    any failure of such Seller to perform its obligations in accordance with the provisions of this Agreement or any other Transaction Document to which it is a party or to perform its obligations with respect to any Receivable;
(ix)    the commingling by such Seller of Collections of Receivables at any time with other funds;
(x)    any action or omission by such Seller reducing or impairing the rights of the Buyer in or to the Purchased Assets under this Agreement or any other instrument or document furnished pursuant hereto or with respect to any Receivable;
(xi)    any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document to which such Seller is a party or any other instrument or document furnished pursuant hereto or thereto, or any transaction undertaken pursuant to this Agreement or the Existing Purchase Agreement or the use of proceeds from any purchase pursuant to this Agreement, or the ownership of, or other interest in, any Receivable or Related Security or Collections, in each case, with respect to any Receivables sold by such Seller;
(xii)    any inability to litigate any claim against any Obligor in respect of any Receivable sold by such Seller hereunder or under the Existing Purchase Agreement as a result of such Obligor being immune from civil and commercial law and suit on the grounds of sovereignty or otherwise from any legal action, suit or proceeding;
(xiii)    any attempt by any Person to void any purchase of Receivables or Related Security or Collections, in each case, with respect to any Receivables sold by such Seller hereunder or under the Existing Purchase Agreement, under statutory provisions or common law or equitable action; or
(xiv)    any civil penalty or fine assessed by the OFAC, the United States Department of State or any other Governmental Authority administering Anti-Terrorism Laws against, and all reasonable and documented costs and expenses (including reasonable and documented counsel fees and disbursements) incurred in connection with the defense thereof by the Buyer as a result of conduct of such Seller that violates an applicable Sanction;
provided that nothing in this Section 8.02(a) shall be deemed to provide indemnity to the Buyer Indemnified Parties for credit losses due to Defaulted Receivables.
SECTION 8.03.    Holidays. Except as may be provided in this Agreement to the contrary, if any payment due hereunder shall be due on a day which is not a Business Day, such payment shall instead be due on the next succeeding Business Day.
SECTION 8.04.    Records. All amounts calculated or due hereunder shall be determined from the records of the Buyer, which determinations shall be conclusive absent manifest error.
SECTION 8.05.    Amendments and Waivers. The Buyer (on the direction of the NZ Manager) and the Sellers may from time to time, with the consent of the Administrative Agent and the Majority Facility Agents, enter into agreements amending, modifying or supplementing this Agreement, provided that amendments to Article IV shall also require the consent of the Subservicers (except as set forth in Section 4.01(c)) and the Master Servicer, and the Buyer, (on the direction of the NZ Manager) and with the consent of the Administrative Agent and the Majority Facility Agents, in its and their sole discretion, may from time to time grant waivers of the provisions of this Agreement or consents to a departure from the due performance of the obligations of any Seller, Subservicer, or the Master Servicer, as the case may be, under this Agreement; provided that no consent shall be required from the Majority Facility Agents to amend this Agreement to give effect to the termination of an Excluded Seller, and no consent shall be required from an Excluded Seller to amend this Agreement on or after the date such Person becomes an Excluded Seller. In addition, the Buyer (on the direction of the NZ Manager) and the Sellers, with the consent of the Administrative Agent, may amend this Agreement to correct administrative or manifest errors or omissions or to effect administrative changes that are not adverse to any Lender; provided that such no such amendment shall become effective prior to the fifth Business Day after a copy thereof shall have been delivered to the Lenders and the Facility Agents, and then only if the Majority Facility Agents shall not have objected thereto within such five Business Day Period. Any amendment, waiver or consent to or under this Agreement must be in writing. Any waiver of any provision hereof, and any consent to a departure by any Seller, Subservicer, or the Master Servicer, as the case may be, from any of the terms of this Agreement, shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 8.06.    Term of Agreement. This Agreement shall terminate on the Business Day following the Final Date; provided, however, that (A) the rights and remedies of the Buyer and the Buyer Indemnified Parties with respect to the indemnification and payment provisions set forth in Sections 8.01 and 8.02 hereof and (B) the agreements set forth in Sections 8.16 through 8.19 hereof, inclusive, shall be continuing and shall survive any termination of this Agreement.
SECTION 8.07.    No Implied Waiver; Cumulative Remedies. No course of dealing and no delay or failure of the Buyer or any Financing Party in exercising any right, power or privilege under the Transaction Documents shall affect any other or future exercise thereof or the exercise of any other right, power or privilege; nor shall any single or partial exercise of any such right, power or privilege or any abandonment or discontinuance of steps to enforce such a right, power or privilege preclude any further exercise thereof or of any other right, power or privilege. The rights and remedies of the Buyer under the Transaction Documents are cumulative and not exclusive of any rights or remedies which the Buyer would otherwise have.
SECTION 8.08.    No Discharge. The respective obligations of each Seller, Subservicer, and Master Servicer under the Transaction Documents shall be absolute and unconditional and shall remain in full force and effect without regard to, and shall not be released, discharged or in any way affected by (a) any exercise or nonexercise of any right, remedy, power or privilege under or in respect of the Transaction Documents or applicable Law, including any failure to set-off or release in whole or in part by the Buyer of any balance of any deposit account or credit on its books in favor of any Seller, Subservicer or Master Servicer, as the case may be, or any waiver, consent, extension, indulgence or other action or inaction in respect of any thereof, or (b) any other act or thing or omission or delay to do any other act or thing which could operate as a discharge of such Seller, Subservicer, or Master Servicer, as a matter of Law.
SECTION 8.09.    Notices. All notices, requests, demands, directions and other communications (collectively “notices”) under the provisions of this Agreement shall be in writing (including facsimile or electronic communication) unless otherwise expressly permitted hereunder and shall be sent by first-class mail, first-class express mail or courier, or by facsimile, in all cases with charges prepaid. Any such properly given notice shall be effective when received. All notices to each of the parties hereto shall be sent to the applicable address set forth on Annex 2 to this Agreement, or to such other address as may be hereafter notified by such party to the other parties hereto. All notices sent to the Buyer shall also be delivered to the NZ Manager by way of copy.
SECTION 8.10.    Severability. The provisions of this Agreement are intended to be severable. If any provision of this Agreement shall be held invalid or unenforceable in whole or in part in any jurisdiction, such provision shall, as to such jurisdiction, be ineffective to the extent of such invalidity or unenforceability without in any manner affecting the validity or enforceability of such provision in any other jurisdiction or the remaining provisions hereof in any jurisdiction.
SECTION 8.11.    Governing Law; Submission to Jurisdiction.
(a)    THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK. Each party hereto hereby irrevocably submits to the non-exclusive jurisdiction of any New York State or Federal court sitting in New York City in any action or proceeding arising out of or relating to this Agreement, and each party hereto hereby irrevocably agrees that all claims in respect of such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. The parties hereto hereby irrevocably waive, to the fullest extent they may effectively do so, the defense of an inconvenient forum to the maintenance of such action or proceeding. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law.
(b)    Each of the Buyer and the NZ Manager hereby irrevocably designates, appoints and empowers RGHI as its designee, appointee and agent to receive, accept and acknowledge for and on its behalf, and its properties, assets and revenues, service for any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in the courts listed in Section 8.11(a) which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. RGHI hereby accepts such irrevocable designation, appointment and agency and agrees that (i) it shall perform its duties under this Section 8.11(b) and shall not terminate either such designation, appointment or agency unless consented to in writing by Sellers and the Administrative Agent (acting with the consent of the Majority Facility Agents), (ii) any such legal process, summons, notices or documents may be served on it as agent for the Buyer and the NZ Manager, as applicable, in any manner permitted by applicable law at its address stated on the signature page hereof (or in most recent notice delivered pursuant to clause (iii) below)or as otherwise permitted by applicable law, and (iii) it shall notify the Seller and the Administrative Agent in writing prior to any change of its address from the address set forth on the signature pages to this Agreement; provided that any such new address shall be within the United States.
SECTION 8.12.    Prior Understandings. This Agreement sets forth the entire understanding of the parties relating to the subject matter hereof, and supersedes all prior understandings and agreements, whether written or oral.
SECTION 8.13.    Survival. All representations and warranties of the Sellers contained herein or made in connection herewith shall survive the making thereof, and shall not be waived by the execution and delivery of this Agreement, any investigation by the Buyer, the purchase, repurchase or payment of any Receivable, or any other event or condition whatsoever (other than a written waiver complying with Section 8.05 hereof). The covenants and agreements contained in or given pursuant to this Agreement shall continue in full force and effect until the termination of this Agreement as provided in Section 8.06 hereof and thereafter, to the extent provided in such Section.
SECTION 8.14.    Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same agreement. Delivery of an executed signature page to this Agreement by facsimile transmission or other electronic image scan transmission shall be as effective as delivery of a manually signed counterpart of this Agreement.
SECTION 8.15.    Successors and Assigns, etc.
(a)    This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, however, that none of the Sellers, the Subservicers and the Master Servicer may assign any of its rights or obligations or delegate any of its duties hereunder without the prior written consent of the Buyer, the Administrative Agent and all Facility Agents, and the Buyer shall not have the right to assign its rights or obligations hereunder or any interest herein.
(b)    The Financing Parties shall be third party beneficiaries of the rights specifically granted to them hereunder and of Articles IX and X hereof, and the Buyer Indemnified Parties shall be third party beneficiaries of the provisions of Section 8.02.
(c)    Each Seller, each Subservicer and the Master Servicer hereby acknowledge and consent to the assignment and grant of a security interest by the Buyer of all right, title and interest of the Buyer in, to and under the Purchased Assets and the assignment of any and all of the Buyer’s rights hereunder pursuant to the Receivables Loan and Security Agreement.
(d)    Each Seller agrees that the Administrative Agent, as the collateral assignee of the Buyer, shall, following the occurrence and during the continuation of a Termination Event, have the right to enforce this Agreement and to exercise directly all of the Buyer’s rights and remedies under this Agreement (including, without limitation, the right to give or withhold any consents or approvals of the Buyer to be given or withheld hereunder, and, in any case, without regard to whether specific reference is made to the Buyer’s assigns or collateral assignees in the provisions of this Agreement that set forth such rights and remedies) and each Seller agrees to cooperate fully with the Administrative Agent, the Facility Agents and the Lenders in the exercise of such rights and remedies.
SECTION 8.16.    Confidentiality. Each Seller, each Subservicer, the Buyer and the Master Servicer shall keep all non-public information obtained pursuant to (i) this Agreement, the Existing Purchase Agreement and the other Transaction Documents and (ii) the transactions contemplated hereby or effected in connection herewith or therewith (“Confidential Information”) confidential and will not disclose such information to any third party. However, each party may disclose Confidential Information (a) reasonably required by a bona fide transferee or prospective transferee, provided, that any potential transferee to whom such disclosure is made shall abide by the confidentiality provisions of this Section 8.16, (b) to its affiliates, employees and professional advisers engaged in the transactions contemplated by this Agreement and the other Transaction Documents who have agreed to maintain the confidentiality of the Confidential Information, (c) to any other person with the prior written consent of the other party hereto, (d) in the case of the Buyer, to the Financing Parties (subject to the provisions of Section 9.17 of the Receivables Loan and Security Agreement), (e) to Rating Agencies to the extent necessary to obtain confirmation of any Conduit Lender’s Commercial Paper, (f) as may be required by the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith, and (g) to parties to whom disclosure of Confidential Information is required by any other law or judicial or administrative order; provided that the disclosing party will, to the extent permitted by applicable law, give reasonable notice of such disclosure requirement to the other party prior to disclosure of the Confidential Information, and will disclose only that portion of the Confidential Information that is necessary to comply with such requirement in a manner reasonably designed to maintain the confidentiality thereof; and provided further that no such notice shall be required for any disclosure by any Financing Party to regulatory authorities with appropriate jurisdiction in connection with an examination of such Financing Party in the normal course. Each such party agrees that any Confidential Information shall be used only in connection with this Agreement and the transactions contemplated hereby and not for any other purpose. Confidential Information shall not include information that
(a)    was known to the recipient party previous to its receipt of the relevant Confidential Information;
(b)    is, or becomes, readily available to the public other than through a breach of the obligations set forth herein;
(c)    has been, or is later, disclosed to the recipient party by a third party not bound by any confidentiality agreement; or
(d)    was independently developed by the recipient party, either before or after the Closing Date, without using any of the Confidential Information or on behalf of the recipient party by persons without access to the Confidential Information.
After the Closing Date, each Seller, each Subservicer, the Buyer and the Master Servicer hereby authorizes Rabobank and its affiliates to disclose the existence and principal terms of the transactions contemplated by this Agreement and the other Transaction Documents (limited to the names and respective roles of the Sellers, Subservicers, the Buyer and Rabobank in connection therewith, the amount of the Rabobank’s Commitment, the asset class involved and such other terms as may be agreed by the Buyer in writing (which agreement shall not be unreasonably withheld)) for the purpose of conducting and marketing their businesses.
Notwithstanding anything herein to the contrary, each Seller, each Subservicer, the Buyer and the Master Servicer (and each employee, representative or other agent thereof) may disclose to any and all Persons, without limitation of any kind, the “tax treatment” and “tax structure” (in each case, within the meaning of Treasury Regulation Section 1.6011-4) of the transactions described herein and in the other Transaction Documents and all materials of any kind (including opinions or other tax analyses) that are provided to such party relating to such tax treatment and tax structure, except that, with respect to any document or similar item that in either case contains information concerning the tax treatment or tax structure of such transaction as well as other information, this authorization shall only apply to such portions of the document or similar item that relate to the tax treatment or tax structure of such transactions. Each party shall take reasonable steps to ensure that any such disclosure by it will not result in a violation of applicable securities laws.
SECTION 8.17.    Payments Set Aside. To the extent that any Seller or any Obligor makes a payment to the Buyer or its assigns or the Buyer or its assigns exercise rights of set-off and such payment or set-off or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside, recovered from, disgorged by, or is required to be refunded, rescinded, returned, repaid or otherwise restored to such Seller, such Obligor, a trustee, a receiver or any other Person under any Law, including any bankruptcy or insolvency law or any common law or equitable cause, the obligation or part thereof originally intended to be satisfied shall, to the extent of any such restoration, be reinstated, revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred. The provisions of this Section 8.17 shall survive the termination of this Agreement.
SECTION 8.18.    No Petition.
(a)    Each party hereto agrees, for the benefit of the holders of the privately or publicly placed indebtedness for borrowed money of any Conduit Lender, not, prior to the date which is one (1) year and one (1) day after the payment in full of all such indebtedness, to acquiesce in, petition or otherwise, directly or indirectly, invoke, or cause such Conduit Lender to invoke, the process of any Governmental Authority for the purpose of (i) commencing or sustaining a case against such Conduit Lender under any bankruptcy, insolvency or similar law (including the Bankruptcy Code), (ii) appointing a receiver, liquidator, assignee, trustee, custodian, sequestrator or other similar official for such Conduit Lender, or any substantial part of its property, or (iii) ordering the winding up or liquidation of the affairs of such Conduit Lender.
(b)    The provisions of this Section 8.18 shall survive the termination of this Agreement.
SECTION 8.19.    Waiver of Jury Trial. EACH SELLER AND SUBSERVICER AND THE BUYER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER TRANSACTION DOCUMENTS OR THE ACTIONS OF ANY FINANCING PARTY IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF OR THEREOF.
SECTION 8.20.    Judgment Currency.
(a)    If for the purposes of obtaining judgment in any court it is necessary to convert a sum due hereunder in any currency (the “Original Currency”) to another currency (the “Other Currency”), the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the Spot Rate on the second Business Day preceding that on which judgment is given.
(b)    The obligation of a party hereto in respect of a judgment (the “Paying Party”) in respect of any sum due in the Original Currency from it to another party to this Agreement or entitled to the benefits of this Agreement (the “Entitled Party”) shall, notwithstanding any judgment in any Other Currency, be discharged only to the extent that on the Business Day following receipt by the Entitled Party of any sum adjudged to be so due in such Other Currency, the Entitled Party may in accordance with normal banking procedures purchase the Original Currency with such Other Currency; if the amount of the Original Currency so purchased is less than the sum originally due to the Entitled Party in the Original Currency, the Paying Party agrees, as a separate obligation and notwithstanding any such judgment, to indemnify the Entitled Party against any loss resulting from such purchase or from the inability to effect such purchase, and if the amount of the Original Currency so purchased exceeds the sum originally due to the Entitled Party in the Original Currency, the Entitled Party agrees to remit to the Paying Party such excess.
SECTION 8.21.    Trustee Indemnity and Limitation of Liability. The Buyer has entered into this Agreement solely in its capacity as trustee of the Trust and not in its personal capacity. Section 19 of the Trust Deed, together with provisions referenced therein, is hereby incorporated by reference into this Agreement and made part hereof as if fully set forth herein. Any liability arising under or in connection with this Agreement or any other Transaction Document is limited and can be enforced against the Buyer only in the manner set forth in the Trust Deed.
SECTION 8.22.    Trustee’s Capacity. In each Transaction Document, except where expressly provided to the contrary:
(a)    a reference to the Buyer is a reference to the Buyer in its capacity as trustee of the Trust only, and in no other capacity; and
(b)    a reference to the undertaking, assets, business, money or liability of the Buyer is a reference to the undertaking, assets, business, money or liability of the Buyer only in the capacity reference to in paragraph (a).
SECTION 8.23.    Joinder of Additional Sellers. Each of the Additional Sellers, by its signature hereto, joins this Agreement as a Seller party hereto.
ARTICLE IX

ADMINISTRATION AND COLLECTION
SECTION 9.01.    Designation of Master Servicer.
(a)    The servicing, administration and collection of the Receivables shall be conducted by such Person (the “Master Servicer”) so designated from time to time in accordance with this Section 9.01 to the extent provided herein. The Buyer hereby designates RGHI as, and RGHI hereby agrees to perform the duties and obligations of, the Master Servicer pursuant to the terms of this Agreement and the Receivables Loan and Security Agreement. The Administrative Agent may, or at the direction of the Majority Facility Agents shall, at any time after the occurrence and during the continuation of a Termination Event, designate as Master Servicer any Person to succeed RGHI or any successor Master Servicer.
(b)    Without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, RGHI shall not be permitted to delegate any of its duties or responsibilities as Master Servicer to any Person that is not an Affiliate of RGHL other than, with respect to any Charge-Off, outside collection agencies in accordance with its customary practices. Notwithstanding the foregoing, RGHI shall be permitted (i) to appoint any Seller as the Subservicer for such Seller’s respective Receivables Pool and to delegate its duties and responsibilities with respect to such Receivables Pool to such Subservicer and (ii) to delegate its duties and responsibilities hereunder and under the other Transaction Documents (including the delivery of any reports or certificates) to the NZ Manager.
(c)    Notwithstanding the foregoing subsection (b), for so long as RGHI is acting as the Master Servicer (i) RGHI shall be and remain primarily liable for the full and prompt performance of all duties and responsibilities of the Master Servicer hereunder and (ii) the parties hereto and the Administrative Agent shall be entitled to deal exclusively with RGHI in matters relating to the discharge by the Master Servicer of its duties and responsibilities hereunder (it being understood that the Administrative Agent shall only be permitted to give instructions and directions to the Master Servicer after the occurrence of a Termination Event). For so long as RGHI is acting as the Master Servicer (i) the parties hereto and the Administrative Agent shall not be required to give notice, demand or other communication to any Person other than RGHI in order for communication to the Master Servicer and its Subservicers or other delegate with respect thereto to be accomplished and (ii) RGHI shall be responsible for providing any Subservicer or other delegate of the Master Servicer with any notice given to the Master Servicer under this Agreement.
SECTION 9.02.    Duties of Master Servicer. The Master Servicer shall take or cause to be taken all such actions as described on Schedule IV and this Section 9.02 and Section 9.03, all in accordance with applicable Laws, with reasonable care and diligence, and in accordance with the standards that would be employed by the Master Servicer in servicing comparable receivables for its own account and the Credit and Collection Policy, and shall not take any other actions in its capacity as Master Servicer.
(a)    The Master Servicer will instruct all Obligors to pay all Collections directly to a Lockbox or Collection Account and will instruct all Obligors to make payments in respect of Excluded Receivables to lockboxes or accounts that are not Lockboxes or Collection Accounts. In the case of any remittances received in any Collection Account that shall have been identified, to the satisfaction of the Master Servicer, to not constitute Collections or other proceeds of the Receivables, the Master Servicer shall promptly remit such items to the Person identified to it as being the owner of such remittances. From and after the Early Termination Date, the Administrative Agent may request that the Master Servicer, and the Master Servicer thereupon promptly shall, instruct all Obligors with respect to their respective Receivables to remit all payments thereon to a new depositary account specified by the Administrative Agent and, at all times thereafter, the Master Servicer shall not deposit or otherwise credit, and shall not permit any other Person to deposit or otherwise credit to such new depositary account any cash or payment item other than Collections.
(b)    The Master Servicer shall administer the Collections in accordance with the procedures described herein and in the Receivables Loan and Security Agreement. The Master Servicer shall set aside and hold in trust for the account of the Buyer and the Administrative Agent their respective shares of the Collections in accordance with Article II of the Receivables Loan and Security Agreement. The Master Servicer shall, upon the request of the Administrative Agent after the occurrence and during the continuation of a Termination Event, segregate, in a manner acceptable to the Administrative Agent, all cash, checks and other instruments received by it from time to time constituting Collections from the general funds of the Master Servicer or the Buyer prior to the remittance thereof in accordance with Article II of the Receivables Loan and Security Agreement. If the Master Servicer shall be required to segregate Collections pursuant to the preceding sentence, the Master Servicer shall segregate and deposit with an Eligible Bank designated by the Administrative Agent such allocable share of Collections of Receivables set aside for the Administrative Agent on the first Business Day following receipt by the Master Servicer of such Collections, duly endorsed or with duly executed instruments of transfer.
(c)    The Master Servicer shall be the custodian of and hold in trust for the Buyer and the Administrative Agent all records that (i) evidence or relate to the Receivables, related Contracts and Related Security or (ii) are otherwise necessary or desirable to collect the Receivables and shall, as soon as practicable upon demand of the Administrative Agent after the occurrence and during the continuation of a Termination Event, deliver or make available to the Administrative Agent all such records, at a place selected by the Administrative Agent. The Master Servicer will on each date on which Receivables arise, place an appropriate code or notation in its computer Records to indicate the ownership of the Buyer in each and every such Receivable.
(d)    The Master Servicer shall, as soon as practicable following receipt thereof turn over to the Buyer any cash collections or other cash proceeds received with respect to Indebtedness owing to the Buyer not constituting Receivables. The Master Servicer shall, from time to time at the request of the Administrative Agent, furnish to the Administrative Agent (promptly after any such request) a calculation of the amounts set aside for the Administrative Agent’s Account pursuant to Article II of the Receivables Loan and Security Agreement.
(e)    For the avoidance of doubt, except as described on Schedule IV hereto the Master Servicer shall not have any authority to, and shall not, compromise, rescind, cancel, adjust or modify any Receivable or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise.
SECTION 9.03.    Reports. On each Reporting Date, the Master Servicer shall prepare and forward to the Buyer, the NZ Manager and the Administrative Agent (i) a report, substantially in the form of Exhibit B (a “Monthly Report”), as of the close of business on the last day of the immediately preceding Monthly Period; provided that if, after the Facility Termination Date, the Administrative Agent shall have elected to have Settlement Dates more frequently than every month, the form of the Monthly Report shall be adjusted, in the sole discretion of the Administrative Agent, to take such change into account and (ii) if reasonably requested by the Administrative Agent or a Facility Agent, a listing by invoice of all Receivables together with an aging of such Receivables and such other information concerning actual and historical collections experience. In connection with each Monthly Report, the NZ Manager, on behalf of the Buyer, shall forward to the Master Servicer and the Administrative Agent a copy of the Purchase Report for the related Monthly Period delivered to it by a Seller pursuant to Section 6.01(a)(iii) hereof. In addition, on or prior to the Reporting Date relating to the last Monthly Period in each calendar year, the Master Servicer shall prepare and forward to the Buyer, the NZ Manager and the Administrative Agent a report which calculates, as at the end of each of the twelve Monthly Periods ending with such Monthly Period, the portion of the Outstanding Balances of Eligible Receivables owned by the Buyer that constituted sales or use taxes payable by the related Obligors. The Monthly Report containing the Cut-Off Time shall set forth such information as may be necessary to make the adjustments and related calculations contemplated hereunder and under the Assignment and Amendment Agreement with respect to transactions occurring on the Closing Date.
SECTION 9.04.    Master Servicing Fees.
(a)    In consideration of RGHI’s agreement to act as Master Servicer hereunder, so long as RGHI shall continue to perform as Master Servicer hereunder, the Buyer shall pay to RGHI a fee (the “Master Servicing Fee”) on each Settlement Date in accordance with Section 2.12 of the Receivables Loan and Security Agreement, in arrears for the immediately preceding calendar month, equal to the Master Servicing Fee Amount for such period. The Master Servicing Fee shall be the exclusive compensation to RGHI for its services as Master Servicer and reimbursement for all of its costs and expenses as Master Servicer, and neither the Buyer nor any other party hereto shall have any obligation to reimburse RGHI in respect of any costs or expenses suffered or incurred by RGHI in such capacity, all of which are intended to be covered by the Master Servicing Fee. RGHI acknowledges that its claim for payment of the Master Servicing Fee is a limited recourse claim, payable only on the terms and conditions set forth in, and to the extent of available funds under, Section 2.12 of the Receivables Loan and Security Agreement.
(b)    In the event that RGHI is replaced as Master Servicer pursuant to Section 9.01(a) or Section 9.05(b), in consideration of such replacement Master Servicer’s agreement to act as Master Servicer hereunder, the Administrative Agent, each Facility Agent and each Lender have agreed in the Receivables Loan and Security Agreement that, so long as such replacement Master Servicer shall continue to perform as Master Servicer hereunder, the Buyer shall pay the Master Servicing Fee over to such replacement Master Servicer, which such fee shall be paid at such times and in such reasonable amounts as agreed to by the Administrative Agent and such replacement Master Servicer.
SECTION 9.05.    Master Servicer Not to Resign.
(a)    Subject to subsection (b) below, the Master Servicer shall not resign from the obligations and duties hereby imposed on it except upon determination that (i) the performance of its duties hereunder is no longer permissible under applicable Law, and (ii) there is no reasonable action which such Master Servicer could take to make the performance of its duties hereunder permissible under applicable Law. Any such determination permitting the resignation of the Master Servicer shall be evidenced by an opinion of counsel to such effect reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a successor Master Servicer, as applicable, shall have assumed the responsibilities and obligations of such Master Servicer.
(b)    The Master Servicer may resign from the obligations and duties imposed on it as Master Servicer pursuant to the terms of this Agreement and the Receivables Loan and Security Agreement if (i) a successor Master Servicer shall have assumed the responsibilities and obligations of such Master Servicer and (ii) such successor Master Servicer shall be acceptable to the Buyer, the Administrative Agent and each Facility Agent in its sole discretion.
SECTION 9.06.    Representations and Warranties of Master Servicer. The Master Servicer hereby represents and warrants to the Buyer, each Lender, each Facility Agent and the Administrative Agent on and as of the Closing Date and on and as of the date of each Advance that:
(a)    Organization; Power. The Master Servicer (i) is a corporation validly organized and existing under the laws of its jurisdiction of incorporation indicated at the beginning of this Agreement; (ii) is duly qualified to do business, and, to the extent applicable, is in good standing, in every jurisdiction where the nature of its business requires it to be so qualified, except to the extent that any failure to be so qualified or in good standing could not reasonably be expected to have a Material Adverse Effect; and (iii) has the requisite organizational power and authority and the legal right to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted.
(b)    Authorization; No Conflict. The execution, delivery and performance by it of the Transaction Documents to which it is or is to be a party and the other documents to be delivered by the Master Servicer thereunder, and the transactions contemplated hereby and thereby are within its corporate powers, have been duly authorized by all necessary or proper corporate action, do not (i) contravene its certificate of incorporation or by-laws, (ii) violate any applicable Law or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any of its obligations under, or result in or require the creation of any Lien upon any of its property pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument binding on or affecting it or any of its properties, whether now owned or hereafter acquired, except in each case where such contravention, violation, breach, default, acceleration or Lien could not reasonably be expected to have a Material Adverse Effect.
(c)    Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for the due execution, delivery or performance by the Master Servicer of this Agreement or any other Transaction Document to which it is or is to be a party or for the consummation of the transactions hereunder and thereunder, except for such authorizations, consents, approvals, licenses, exemptions, actions, registrations, qualifications, designations, declarations, notices and filings that have been duly obtained, taken, given or made and are in full force and effect or that if not duly obtained, taken, given or made or not in full force and effect could not reasonably be expected to have a Material Adverse Effect.
(d)    Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which the Master Servicer is a party when delivered will have been, duly executed and delivered by the Master Servicer. This Agreement is, and the other Transaction Documents to which the Master Servicer is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the Master Servicer enforceable against the Master Servicer in accordance with their respective terms, subject to any Legal Reservations and bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
(e)    Accurate and Complete Disclosure. All information heretofore furnished or to be furnished at any time (not including financial statements) by the Master Servicer to the Buyer or any Lender or Agent in connection with this Agreement and the other Transaction Documents, including each Monthly Report and each Compliance Certificate, is and will be accurate in all material respects as of the date so furnished, and no such information contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.
(f)    No Proceedings. There is no pending or, to the Master Servicer’s knowledge, threatened action or proceeding affecting the Master Servicer before any Governmental Authority that purports to affect the legality, validity or enforceability of any Transaction Document or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)    Credit and Collection Policy. The Master Servicer has complied with the Credit and Collection Policy in all material respects with respect to each Receivable.
(h)    Properties. The Master Servicer has good and valid title to, or valid leasehold interests in, all its material properties and assets, except in each case where the failure to have such good and valid title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. The Master Servicer maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
(i)    Taxes. The Master Servicer has filed, has caused to be filed or has been included in, all tax reports and returns, if any, required to be filed by it and has paid, or caused to be paid, all taxes and interest and penalties thereon required to be paid by it, except (i) for such taxes (A) as are being contested in good faith by appropriate proceedings and (B) against which adequate GAAP reserves have been established on the books of the Master Servicer or one of its Subsidiaries; or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(j)    Compliance with Laws. Subject to the specific representations set forth herein regarding tax laws and other laws, it is in compliance in all material respects with all applicable Laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
SECTION 9.07.    Indemnities. The Master Servicer agrees to indemnify, defend and save harmless each Indemnified Party and each Buyer Indemnified Party, other than for the gross negligence, bad faith or willful misconduct of such Indemnified Party and any of its Related Parties or such Buyer Indemnified Party and any of its Related Parties, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable and documented attorneys’ fees and expenses, reasonable and documented expenses incurred by its respective credit recovery groups (or any successors thereto) and reasonable and documented expenses of settlement, litigation or preparation therefor) which any Indemnified Party or Buyer Indemnified Party may incur or which may be asserted against any Indemnified Party or Buyer Indemnified Party by any Person (including any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with:
(i)    the characterization in any Monthly Report, Compliance Certificate or other statement made by the Master Servicer or any Subservicer of any Receivable as an Eligible Receivable which was not an Eligible Receivable at the time of such characterization;
(ii)    any representation, warranty or statement made or deemed made by the Master Servicer or any Subservicer under or in connection with this Agreement or any other Transaction Document, any Monthly Report or Compliance Certificate or other document delivered by the Master Servicer or any Subservicer or to be delivered by the Master Servicer or any Subservicer in connection herewith or with any other Transaction Document as being incorrect in any material respect when made or deemed made or delivered;
(iii)    the failure by the Master Servicer or any Subservicer to comply in any material respect with any applicable Law with respect to any Receivable or any Related Security with respect thereto;
(iv)    any failure of the Master Servicer or any Subservicer to perform its duties or obligations in accordance with the provisions of this Agreement or any other Transaction Document or to perform its duties or obligations with respect to any Receivable;
(v)    the commingling by the Master Servicer or any Subservicer of Collections of Receivables at any time with other funds;
(vi)    any action or omission by the Master Servicer or any Subservicer reducing or impairing the rights of any Financing Party under this Agreement, any other Transaction Document or any other instrument or document furnished by it pursuant hereto or thereto or with respect to any Receivable;
(vii)    any investigation, litigation or proceeding related to or arising from this Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or the servicing, administering or collecting of any Receivable, insofar as such investigation, litigation or proceeding relates to the Master Servicer or any Subservicer or relates to or arises from the servicing, administering or collecting of any Receivable by the Master Servicer or any Subservicer (or the failure to do so to the extent required by this Agreement or the other Transaction Documents); or
(viii)    any claim brought by any Person other than an Indemnified Party or Buyer Indemnified Party arising from any activity by the Master Servicer or any Subservicer in servicing, administering or collecting any Receivable (or the failure to do so to the extent required by this Agreement or the other Transaction Documents);
provided that nothing in this Section 9.07 shall be deemed to provide indemnity to the Indemnified Parties or the Buyer Indemnified Parties for (i) credit losses due to Defaulted Receivables or (ii) any Taxes.
ARTICLE X

DESIGNATION OF THE NZ MANAGER
SECTION 10.01.    Designation of NZ Manager.
(a)    BPH I is hereby designated as, and hereby agrees to perform the duties and obligations of, the NZ Manager pursuant to the terms of this Agreement and to give directions or make recommendations to the Trustee in its capacity as Manager under the Trust Deed in such a manner as to cause the Buyer to perform its obligations hereunder and under the other Transaction Documents (including as set forth in Section 10.08 below). The Administrative Agent may, or at the direction of the Majority Facility Agents shall, at any time after the occurrence and during the continuation of a Termination Event, designate as NZ Manager any Person domiciled and acting outside of the United States to succeed BPH I or any successor NZ Manager, and upon such designation the appointment of the predecessor NZ Manager shall be terminated.
(b)    Without the prior written consent of the Administrative Agent, which consent shall not be unreasonably withheld or delayed, BPH I shall not be permitted to delegate any of its duties or responsibilities as NZ Manager to any Person that is not an Affiliate of RGHL organized in a jurisdiction outside the United States other than, with respect to any Charge-Off, outside collection agencies in accordance with its customary practices.
(c)    Notwithstanding the foregoing subsection (b), for so long as BPH I is acting as NZ Manager (i) BPH I shall be and remain primarily liable to the Buyer, each Lender and the Administrative Agent for the full and prompt performance of all duties and responsibilities of the NZ Manager hereunder and (ii) the Administrative Agent shall be entitled to deal exclusively with BPH I in matters relating to the discharge by the NZ Manager of its duties and responsibilities hereunder. For so long as BPH I is acting as the NZ Manager (i) the Administrative Agent shall not be required to give notice, demand or other communication to any Person other than BPH I in order for communication to the NZ Manager and any delegate with respect thereto to be accomplished and (ii) BPH I shall be responsible for providing any delegate of the NZ Manager with any notice given to the NZ Manager under this Agreement.
SECTION 10.02.    Duties of NZ Manager Related to Receivables. The NZ Manager may take or cause to be taken all such actions as may be necessary or advisable , including making recommendations or directing the Trustee to take such actions as may be necessary, to collect each Receivable from time to time, all in accordance with applicable Laws, with reasonable care and diligence, and in accordance with the standards that would be employed by the NZ Manager in servicing comparable receivables for its own account and the Credit and Collection Policy, as more particularly described on Schedule V and this Section 10.02.
(a)    The NZ Manager may, in accordance with the Credit and Collection Policy, extend the maturity of any Receivable or adjust the Outstanding Balance of any Receivable as the NZ Manager determines to be appropriate to maximize Collections thereof; provided, however, that such extension or adjustment shall not alter the status of such Receivable as a Delinquent Receivable or Charge-Off or limit the rights of the Administrative Agent under this Agreement or the Receivables Loan and Security Agreement. Notwithstanding anything to the contrary contained herein, after the occurrence and during the continuation of a Termination Event, the Administrative Agent shall have the absolute and unlimited right to direct the NZ Manager to commence or settle any legal action with respect to any Receivable; provided, that the Administrative Agent has given the Buyer seven (7) days’ prior notice and during such notice period the Outstanding Balance of such Receivable has not been reduced to zero.
(b)    The NZ Manager will from time to time and at its sole expense, do and perform any and all acts and execute, or direct the Trustee to execute, any and all documents (including the obtaining of additional search reports, the delivery of further opinions of counsel, the authorization, amendment or supplementation of any financing statements, continuation statements and other instruments and documents for filing under the provisions of the UCC of any applicable jurisdiction, the execution, amendment or supplementation of any instrument of transfer and any notices of assignment (acknowledged by the counterparty) and the making of notations on the Records of the respective Seller) as may be necessary or may be reasonably requested by the Buyer or the Administrative Agent in order to effect the purposes of this Agreement, the Receivables Loan and Security Agreement and the other Transaction Documents and to protect or perfect the ownership interest and the security interest, as applicable, of the Buyer and the Administrative Agent in the Receivables, together with Related Security and all Collections with respect thereto, against all Persons whomsoever or to enable the Buyer or the Administrative Agent to exercise or enforce any of its respective rights hereunder or under the Receivables Loan and Security Agreement or the other Transaction Documents.
SECTION 10.03.    NZ Manager Fees.
(a)    In consideration of BPH I’s agreement to act as NZ Manager hereunder and Manager under the Trust Deed, so long as BPH I shall continue to perform as NZ Manager hereunder, the Buyer shall pay to BPH I a fee (the “NZ Manager Fee”) on each Settlement Date in accordance with Section 2.12 of the Receivables Loan and Security Agreement, in arrears for the immediately preceding calendar month, equal to the NZ Manager Fee Amount for such period. The NZ Manager Fee shall be the exclusive compensation to BPH I for its services as NZ Manager and Manager under the Trust Deed and reimbursement for all of its costs and expenses as NZ Manager and Manager under the Trust Deed, and neither the Buyer nor any other party hereto shall have any obligation to reimburse BPH I in respect of any costs or expenses suffered or incurred by BPH I in such capacity, all of which are intended to be covered by the NZ Manager Fee. BPH I acknowledges that its claim for payment of the NZ Manager Fee is a limited recourse claim, payable only on the terms and conditions set forth in, and to the extent of available funds under, Section 2.12 of the Receivables Loan and Security Agreement.
(b)    In the event that BPH I is replaced as NZ Manager pursuant to Section 10.01(a) or Section 10.04(b), in consideration of such replacement NZ Manager’s agreement to act as NZ Manager hereunder, the Administrative Agent, each Facility Agent and each Lender have agreed in the Receivables Loan and Security Agreement that, so long as such replacement NZ Manager shall continue to perform as NZ Manager hereunder, the Buyer shall pay the NZ Manager Fee over to such replacement NZ Manager, which such fee shall be paid at such times and in such reasonable amounts as agreed to by the Administrative Agent and such replacement NZ Manager.
SECTION 10.04.    NZ Manager Not to Resign.
(a)    Subject to subsection (b) below, the NZ Manager shall not resign from the obligations and duties hereby imposed on it or as Manager under the Trust Deed except upon determination that (i) the performance of its duties hereunder or thereunder is no longer permissible under applicable Law, and (ii) there is no reasonable action which such NZ Manager could take to make the performance of its duties hereunder or thereunder permissible under applicable Law. Any such determination permitting the resignation of the NZ Manager shall be evidenced by an opinion of counsel to such effect reasonably acceptable to the Administrative Agent and delivered to the Administrative Agent. No such resignation shall become effective until the Administrative Agent or a successor NZ Manager, as applicable, shall have assumed the responsibilities and obligations of such NZ Manager.
(b)    The NZ Manager may resign from the obligations and duties imposed on it as NZ Manager pursuant to the terms of this Agreement and as Manager under the Trust Deed if (i) a successor NZ Manager domiciled and acting outside of the United States has assumed the responsibilities and obligations of such NZ Manager and as Manager under the Trust Deed and (ii) such successor NZ Manager shall be acceptable to the Buyer, the Administrative Agent and each Facility Agent in its sole discretion.
SECTION 10.05.    Representations and Warranties of NZ Manager. The NZ Manager hereby represents and warrants to the Buyer, each Lender, each Facility Agent and the Administrative Agent on and as of the Closing Date and on and as of the date of each Advance that:
(a)    Organization; Power. NZ Manager has been duly formed and is validly existing and, if applicable, in good standing, under the law of its jurisdiction of organization and has all requisite power and authority under its organizational documents to own, sell, assign, transfer or encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted.
(b)    Authorization; No Conflict. The execution, delivery and performance by it of the Transaction Documents to which it is or is to be a party and the other documents to be delivered by the NZ Manager thereunder, and the transactions contemplated hereby and thereby are within its company powers, have been duly authorized by all necessary or proper company action, do not (i) contravene its organizational documents, (ii) violate any applicable Law or (iii) breach or result in a default under, or result in the acceleration of (or entitle any party to accelerate) the maturity of any of its obligations under, or result in or require the creation of any Lien upon any of its property pursuant to the terms of, any indenture, debenture, contract or any other agreement or instrument binding on or affecting it or any of its properties, whether now owned or hereafter acquired, except in each case where such contravention, violation, breach, default, acceleration or Lien could not reasonably be expected to have a Material Adverse Effect.
(c)    Authorizations and Filings. No authorization, consent, approval, license, exemption or other action by, and no registration, qualification, designation, declaration, notice or filing with or to, any Governmental Authority or any other third party is required for the due execution, delivery or performance by the NZ Manager of this Agreement or any other Transaction Document to which it is or is to be a party or for the consummation of the transactions hereunder and thereunder, except for (x) such authorizations, consents, approvals, licenses, exemptions, actions, registrations, qualifications, designations, declarations, notices and filings that have been duly obtained, taken, given or made and are in full force and effect or that if not duly obtained, taken, given or made or not in full force and effect could not reasonably be expected to have a Material Adverse Effect and (y) in the case of court proceedings in a Luxembourg court or the presentation of the Transaction Documents, either directly or by way of reference, to an autorité constitutée, such court or autorité constituée may require registration of all or part of the Transaction Documents with the Administration de l’Enregistrement et des Domaines in Luxembourg, which as of the Closing Date may result in registration duties at a fixed rate of €12 or an ad valorem rate, which depends on the nature of the registered document, becoming due and payable, and translation into French or German of all or part of the Transaction Documents at the cost and expense of any of the parties to such proceedings.
(d)    Execution and Binding Effect. This Agreement has been, and each other Transaction Document to which the NZ Manager is a party when delivered will have been, duly executed and delivered by the NZ Manager. This Agreement is, and the other Transaction Documents to which the NZ Manager is or will be a party when delivered hereunder will be, the legal, valid and binding obligations of the NZ Manager enforceable against the NZ Manager in accordance with their respective terms, subject to any Legal Reservations and bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law).
(e)    Accurate and Complete Disclosure. All information heretofore furnished or to be furnished at any time (not including financial statements) by the NZ Manager to the Buyer or any Lender or Agent in connection with this Agreement and the other Transaction Documents, including each Monthly Report and each Compliance Certificate, is and will be accurate in all material respects as of the date so furnished, and no such information contains, or will contain, as of the date so furnished, any untrue statement of a material fact or omits to state, or will omit to state, as of the date so furnished, a material fact necessary in order to make the statements contained therein, in the light of the circumstances under which they were made, not materially misleading.
(f)    No Proceedings. There is no pending or, to the NZ Manager’s knowledge, threatened action or proceeding affecting the NZ Manager before any Governmental Authority that purports to affect the legality, validity or enforceability of any Transaction Document or that could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.
(g)    Credit and Collection Policy. The NZ Manager has complied with the Credit and Collection Policy in all material respects with respect to each Receivable.
(h)    Properties. The NZ Manager has good and valid title to, or valid leasehold interests in, all its material properties and assets, except in each case where the failure to have such good and valid title or such valid leasehold interests could not reasonably be expected to have a Material Adverse Effect. The NZ Manager maintains insurance in such amounts and covering such risks and liabilities as are in accordance with normal industry practice.
(i)    Taxes. The NZ Manager has filed, has caused to be filed or has been included in, all tax reports and returns, if any, required to be filed by it and has paid, or caused to be paid, all taxes and interest and penalties thereon required to be paid by it, except (i) for such taxes (A) as are being contested in good faith by appropriate proceedings and (B) against which adequate GAAP reserves have been established on the books of the NZ Manager or one of its Subsidiaries; or (ii) to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.
(j)    Compliance with Laws. Subject to the specific representations set forth herein regarding tax laws and other laws, it is in compliance in all material respects with all applicable Laws, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.
(k)    Ownership of the Buyer. The NZ Manager owns directly 100% of the Residual Beneficial Interest in the Trust.
SECTION 10.06.    Indemnities. The NZ Manager agrees to indemnify, defend and save harmless each Indemnified Party and each Buyer Indemnified Party, other than for the gross negligence, bad faith or willful misconduct of such Indemnified Party and any of its Related Parties or such Buyer Indemnified Party and any of its Related Parties, forthwith on demand, from and against any and all losses, claims, damages, liabilities, costs and expenses (including all reasonable and documented attorneys’ fees and expenses, reasonable and documented expenses incurred by its respective credit recovery groups (or any successors thereto) and reasonable and documented expenses of settlement, litigation or preparation therefor) which any Indemnified Party or Buyer Indemnified Party may incur or which may be asserted against any Indemnified Party or Buyer Indemnified Party by any Person (including any Obligor or any other Person whether on its own behalf or derivatively on behalf of the Seller) arising from or incurred in connection with:
(i)    the characterization in any statement made by the NZ Manager of any Receivable as an Eligible Receivable which was not an Eligible Receivable at the time of such characterization;
(ii)    any representation, warranty or statement made or deemed made by the NZ Manager under or in connection with this Agreement, the Existing Purchase Agreement or any other Transaction Document or any document delivered by the NZ Manager or to be delivered by the NZ Manager in connection herewith or with any other Transaction Document being incorrect in any material respect when made or deemed made or delivered;
(iii)    the failure by the NZ Manager to comply in any material respect with any applicable Law with respect to any Receivable or any Related Security with respect thereto;
(iv)    any failure of the NZ Manager to perform its duties or obligations in accordance with the provisions of this Agreement, the Existing Purchase Agreement or any other Transaction Document or to perform its duties or obligations with respect to any Receivable;
(v)    the failure to vest in the Administrative Agent a valid and perfected security interest in all of the Buyer’s right, title and interest in and to each Receivable and all Related Security and Collections with respect thereto, free and clear of any other Lien other than Permitted Liens;
(vi)    the commingling by the NZ Manager of Collections of Receivables at any time with other funds;
(vii)    any action or omission by the NZ Manager reducing or impairing the rights of any Financing Party under this Agreement, any other Transaction Document or any other instrument or document furnished by it pursuant hereto or thereto or with respect to any Receivable;
(viii)    any compromise, rescission, cancellation, adjustment or modification by the NZ Manager (except in accordance with the Credit and Collection Policy or otherwise with the prior written consent of the Administrative Agent) of a Receivable or any Related Security, whether by written agreement, verbal agreement, acquiescence or otherwise;
(ix)    any investigation, litigation or proceeding related to or arising from this Agreement, the Existing Purchase Agreement, any other Transaction Document or any other instrument or document furnished pursuant hereto or thereto, or any transaction contemplated by this Agreement or the servicing, administering or collecting of any Receivable, insofar as such investigation, litigation or proceeding relates to the NZ Manager or relates to or arises from the servicing, administering or collecting of any Receivable by the NZ Manager (or the failure to do so to the extent required by this Agreement, the Existing Purchase Agreement or the other Transaction Documents); or
(x)    any claim brought by any Person other than an Indemnified Party or Buyer Indemnified Party arising from any activity by the NZ Manager in servicing, administering or collecting any Receivable (or the failure to do so to the extent required by this Agreement, the Existing Purchase Agreement or the other Transaction Documents);
provided that nothing in this Section 10.06 shall be deemed to provide indemnity to the Indemnified Parties or the Buyer Indemnified Parties for (i) credit losses due to Defaulted Receivables or (ii) any Taxes.
SECTION 10.07.    NZ Manager May Reorganize. Notwithstanding anything to the contrary in this Agreement, upon satisfaction of the following conditions, BPH I may at any time reorganize in New Zealand (such successor entity, “BPH I (New Zealand)”) upon satisfaction of the conditions set forth in subsections (a) through (e) below:
(a)    BPH I (New Zealand) shall be a limited liability company organized under the laws of New Zealand that is a direct or indirect wholly-owned Subsidiary of RGHL;
(b)    BPH I (New Zealand) shall have, by operation of law, succeeded to the ownership of substantially all of the assets of BPH I (including all assets relating to its function as NZ Manager, all Subordinated Loans and all of the Residual Beneficial Interest in the Trust);
(c)    BPH I (New Zealand) shall, by operation of law, continue to be obligated for all of the obligations of BPH I under each Transaction Document (including the Trust Deed);
(d)    All representations and warranties of BPH I under each Transaction Document shall be true and correct as applied to BPH I (New Zealand) (appropriately modified to reflect its existence as a New Zealand company) as of the succession date; and
(e)    No Termination Event or Potential Termination Event shall have occurred and be continuing.
(f)    Promptly (but in no event later than three (3) Business Days) following the succession date, or such later date as reasonably agreed by the Administrative Agent and the NZ Manager, the NZ Manager shall deliver the following to the Administrative Agent and the Lenders:
(i)    a certified copy of (x) the certificate of incorporation of BPH I (New Zealand) from the New Zealand Registrar of Companies and (y) the constitution of BPH I (New Zealand), neither of which contains provisions which adversely affect its right or ability to perform its obligations under the Transaction Documents;
(ii)    a copy of the company extract for BPH I (New Zealand) from the New Zealand Companies Office, showing continued existence;
(iii)    an officer’s certificate of BPH I (New Zealand), in substantially the form attached hereto as Exhibit C or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(iv)    opinions of New Zealand, Luxembourg and New York counsel for BPH I (New Zealand), in substantially the form attached hereto as Exhibits D, E and F or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Lenders;
(v)    a confirmation by BPH I (New Zealand) of its obligations under this Agreement and the other Transaction Documents, in substantially the form attached hereto as Exhibit G or otherwise in form and substance reasonably satisfactory to the Administrative Agent and the Lenders; and
(vi)    reasonably satisfactory information required for compliance by Lenders with applicable “know your customer” Laws and requested by the Administrative Agent or the Lenders on or prior to the succession date (or such later date as reasonably agreed by the Administrative Agent and the NZ Manager).
SECTION 10.08.    NZ Manager’s General Powers and Duties.
(a)    NZ Manager’s duties. Subject to any reasonable written instructions given by the Trustee from time to time, the NZ Manager will carry on the day to day administration, supervision and management of the Trust, with power to delegate to its officers and employees all acts, matters and things, whether or not requiring the NZ Manager’s judgment or discretion. The NZ Manager shall perform these duties until it retires or is removed in accordance with the Trust Deed.
(b)    Make directions. Without limiting the provisions of this Agreement or the Trust Deed, the NZ Manager shall provide written directions (which may be under a Transaction Document) to the Trustee in respect of the Trust, including in relation to:
(i)    the form of agreements and other documentation to be entered into by the Trustee;
(ii)    the acquisition, management or disposal of Assets of the Trust (as defined in the Trust Deed) and the making of Borrowings (as defined in the Trust Deed);
(iii)    the exercise of rights and the performance of obligations under the Transaction Documents; and
(iv)    the appointment of professional advisers.
(c)    Provided the Trustee is satisfied that such recommendations or proposals comply with the requirements of the Trust Deed and the Transaction Documents, it is the role of the Trustee to comply with all such recommendations or proposals of the NZ Manager as are communicated by the NZ Manager to the Trustee in accordance with this Section 10.08. Except as expressly provided in the Transaction Documents, the Trustee need not exercise any of its rights under the Transaction Documents without the specific instructions of or written confirmation from the NZ Manager. The Trustee need not enquire, or make any assessment, about the merits of any direction the NZ Manager gives it and may rely on any direction provided by the NZ Manager without further enquiry. The NZ Manager may not make a recommendation or give an instruction or direction to the Trustee to do anything or refrain from doing anything which:
(i)    would be illegal, inconsistent or contrary to the terms of the Trust Deed or the Transaction Documents;
(ii)    would have a Material Adverse Effect in respect of the Trust;
(iii)    would result in the Trustee breaching a fiduciary duty in respect of the Trust; or
(iv)    would result in the Trustee incurring a personal liability in circumstances where the Trustee is not reasonably satisfied that it is adequately indemnified against that liability, and the Trustee need not comply with any recommendation, instruction or direction the NZ Manager gives it to the extent that the Trustee reasonably determines that the NZ Manager is not entitled to give the recommendation, instruction or direction under this clause.
The NZ Manager agrees to provide the Trustee with any information the Trustee reasonably requires to comply with any recommendation, instruction or direction the NZ Manager gives the Trustee.
(d)    Compliance with written instructions. Without limiting the duties and obligations of the NZ Manager under this Agreement or the Trust Deed, the NZ Manager agrees to act in accordance with all reasonable written instructions (if any) given by the Trustee from time to time. Notwithstanding the foregoing, the Trustee is under no obligation to provide any instruction to the NZ Manager at any time.
(e)    Discretion. Subject to this Agreement, the Trust Deed and the relevant Transaction Documents, the NZ Manager has absolute discretion with respect to all the powers, authorities and discretions vested in it whether in relation to the manner or time of exercise.
(f)    Undertakings. The NZ Manager agrees to:
(i)    take all steps as are reasonably necessary or desirable to enable the Buyer to perform its obligations under the Transaction Documents or exercise its rights in respect of any present and future right, property or undertaking of the Buyer of whatever kind and wherever situated (including, without limitation, obtaining all such consents as are appropriate);
(ii)    manage the Trust, including without limitation:
(a)    the calculation of all determinations to be made on and with respect to each Payment Date and of all payments to be made on each Payment Date in accordance with the Transaction Documents;
(b)    the preparation and filing of any tax returns and other statutory returns for the Trust and the direction to the Trustee to effect any payments relating thereto or required thereunder; and
(c)    the preparation and delivery of such statements and reports as may be required under the Transaction Documents.
SECTION 10.09.    General Duties of NZ Manager. All parties to this Agreement acknowledge that the NZ Manager has been appointed under the Trust Deed to act as manager under the Trust, in respect of the day to day management of the Trust and upon the terms and conditions of the Trust Deed. Unless otherwise provided for in the Transaction Documents:
(a)    any obligation of the Buyer under this Agreement may be performed or satisfied by the NZ Manager on behalf of the Buyer; and
(b)    the parties may rely on all information, including any notices provided by the NZ Manager on behalf of the Buyer in connection with the Transaction Documents and the matters contemplated by them.
SECTION 10.10.    Acknowledgement of Parties. The parties to this Agreement acknowledge and agree that in relation to any payment obligation of the Buyer under the Transaction Documents which is to be funded from the Assets of the Trust:
(a)    the NZ Manager is responsible for taking all steps necessary to facilitate the payment on behalf of the Buyer (including the management of all bank accounts held in the Buyer’s name) and ensuring that the payment is made in accordance with the terms of the Transaction Documents;
(b)    the Buyer agrees to sign any documents and do anything reasonably requested by the NZ Manager in connection with such payment; and
(c)    without prejudice to its obligations under paragraph (a) above, the NZ Manager shall have no personal liability for payment of the relevant amount due and payable by the Buyer under the relevant Transaction Documents.

[Signature Pages to Follow]

IN WITNESS WHEREOF, the parties hereto, by their duly authorized signatories, have executed and delivered this Agreement as of the date first above written.

BLUE RIDGE PAPER PRODUCTS INC., as Seller and Subservicer By: /s/ John C. Pekar Name: John C. Pekar Title: Secretary and Vice President

EVERGREEN PACKAGING INC., as Seller and Subservicer By: /s/ John C. Pekar Name: John C. Pekar Title: Secretary and Vice President

GRAHAM PACKAGING COMPANY, L.P., as Seller and Subservicer By: GPC OPCO GP LLC, its General Partner By: /s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PET TECHNOLOGIES INC., as Seller and Subservicer By: /s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PLASTIC PRODUCTS INC., as Seller and Subservicer By:/s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Assistant Secretary and Vice President

GRAHAM PACKAGING PX HOLDING CORPORATION, as Seller and Subservicer By:/s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Assistant Secretary and Vice President

PACTIV LLC, as Seller and Subservicer By: /s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Vice President

REYNOLDS CONSUMER PRODUCTS LLC, as Seller and Subservicer By: /s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Assistant Secretary

CLOSURE SYSTEMS INTERNATIONAL INC., as Seller and Subservicer By: /s/ Tracy Reeves Name: Tracy Reeves Title: Secretary and Vice President

CLOSURE SYSTEMS INTERNATIONAL PACKAGING MACHINERY INC., as Seller and Subservicer By: /s/ Tracy Reeves Name: Tracy Reeves Title: Vice President and Secretary

CLOSURE SYSTEMS INTERNATIONAL AMERICAS, INC., as Seller and Subservicer By: /s/ Tracy Reeves Name: Tracy Reeves Title: Secretary and Vice President

SOUTHERN PLASTICS INC., as Seller and Subservicer By: /s/ Tracy Reeves Name: Tracy Reeves Title: Secretary and Vice President

REYNOLDS PRESTO PRODUCTS INC., as Seller and Subservicer By: /s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Assistant Secretary

REYNOLDS GROUP HOLDINGS INC., as initial Master Servicer By: /s/ Helen Dorothy Golding Name: Helen Dorothy Golding Title: Secretary

BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A., a Luxembourg public limited liability company (société anonyme) having its registered office at 6C Rue Gabriel Lippmann, L-5365 Munsbach, Grand Duchy of Luxembourg, registered with the Luxembourg Register of Commerce and Companies under number B 128.592, as initial NZ Manager
Duly represented by:
By
   /s/ Helen Dorothy Golding
   Name: Helen Dorothy Golding
   Title: Authorised Signatory

NZGT (BPFT) Trustee Limited,
in its capacity as trustee of the BEVERAGE PACKAGING FACTORING TRUST, as Assignee
By:

   /s/ Hrvoje Koprivcic
   Name: Hrvoje Koprivcic
   Title: Director

   /s/ Richard Spong
   Name: Richard Spong
   Title: Director

ANNEX 1
to Purchase and Sale
Agreement
LIST OF SELLERS AND ESTIMATED INITIAL PURCHASE PRICES

Seller	Estimated Initial Purchase Price (if any)
Pactiv LLC	N/A
Reynolds Consumer Products, LLC	N/A
Evergreen Packaging, Inc.	N/A
Blue Ridge Paper Products, Inc.	N/A
Graham Packaging Company, L.P.	N/A
Graham Packaging Plastic Products Inc.	N/A
Graham Packaging PET Technologies Inc.	N/A
Graham Packaging PX Holding Corporation	N/A
Closure Systems International Inc.	$14,833,610
Closure Systems International Packaging Machinery Inc.	$1,498,773
Closure Systems International Americas, Inc.	$2,676,849
Southern Plastics Inc.	$7,679,754
Reynolds Presto Products Inc.	$34,256,447

ANNEX 2
to Purchase and Sale
Agreement
NOTICE INFORMATION

(i)	NZGT (BPFT) TRUSTEE LIMITED as trustee of the BEVERAGE PACKAGING FACTORING TRUST

Level 6, 191 Queen St, Auckland Central
Auckland 1010, New Zealand
Attention: Relationship Manager
Email: ct-auckland@nzgt.co.nz
Fax No.: 0064 9 969 3732

with a copy to:
c/o Beverage Packaging Holdings (Luxembourg) I S.A.
1900 W. Field Court
Lake Forest, Illinois 60045
Attention: Joseph E. Doyle, Group Legal Counsel
Email: Joseph.Doyle@RankNA.com
Fax: 1 847 482 4589

(ii)	REYNOLDS GROUP HOLDINGS INC., as initial Master Servicer
1900 W. Field Court Lake Forest, Illinois 60045 Attention: Joseph E. Doyle, Group Legal Counsel Email: Joseph.Doyle@RankNA.com Fax: 1 847 482 4589
(iii)	BEVERAGE PACKAGING HOLDINGS (LUXEMBOURG) I S.A.
1900 W. Field Court Lake Forest, Illinois 60045 Attention: Joseph E. Doyle, Group Legal Counsel Email: Joseph.Doyle@RankNA.com Fax: 1 847 482 4589
(iii)	To any of the Sellers:
c/o Reynolds Group Holding Inc. 1900 W. Field Court Lake Forest, Illinois 60045 Attention: Joseph E. Doyle, Group Legal Counsel Email: Joseph.Doyle@RankNA.com Fax: 1 847 482 4589

EXHIBIT A
to Purchase and Sale
Agreement
FORM OF PURCHASE REPORT
See attached.

EXHIBIT B
to Purchase and Sale
Agreement
FORM OF MONTHLY REPORT

See attached.

EXHIBIT C
to Purchase and Sale
Agreement
FORM OF OFFICER’S CERTIFICATE

See attached.

EXHIBIT D
to Purchase and Sale
Agreement
FORM OF NEW ZEALAND OPINION

See attached.

EXHIBIT E
to Purchase and Sale
Agreement
FORM OF LUXEMBOURG OPINION

See attached

EXHIBIT F
to Purchase and Sale
Agreement
FORM OF NEW YORK OPINION

See attached

EXHIBIT G
to Purchase and Sale
Agreement
FORM OF NZ MANAGER CONFIRMATION

See attached

SCHEDULE I
to Purchase and Sale
Agreement
INFORMATION REGARDING SELLERS’ RECORD LOCATION, ETC.
Pactiv LLC
Reynolds Consumer Products, LLC
1900 W. Field Court
Lake Forest, IL 60045

Evergreen Packaging, Inc.
Blue Ridge Paper Products, Inc.
1329 Howell Mill Road
Waynesville, NC 28786
and
5350 Poplar Ave.
Memphis, TN 38119
Graham Packaging Company, L.P.
Graham Packaging Plastic Products Inc.
Graham Packaging PET Technologies Inc.
Graham Packaging PX Holding Corporation
700 Indian Springs Drive, Suite100
Lancaster, PA 17601

Closure Systems International Inc.
Closure Systems International Packaging Machinery Inc.
Closure Systems International Americas, Inc.
Southern Plastics Inc.
7702 Woodland Drive, Suite 200
Indianapolis, IN 46278
and
5350 Poplar Ave.
Memphis, TN 38119

Reynolds Presto Products Inc.
1900 W. Field Court
Lake Forest, IL 60045
and
670 N Perkins St
Appleton, WI 54914

SCHEDULE II
to Purchase and Sale
Agreement
TRADENAMES OR OTHER NAME FOR EACH SELLER

•
Pactiv LLC: None except that in its marketing materials Pactiv LLC may use Dopaco, Newspring, Prairie Packaging and PWI as a “co-brand” (eg, “Dopaco, a Pactiv company”) but all sales are in the name of Pactiv and billing is done under the name of Pactiv

•	Reynolds Consumer Products, LLC: None

•	Evergreen Packaging, Inc.: Also uses “Evergreen Beverage Packaging” in California

•	Blue Ridge Paper Products, Inc.: Conducts business under name of “Evergreen Packaging”

•	Graham Packaging Company, L.P.: None

•	Graham Packaging Plastic Products Inc.: None

•	Graham Packaging PET Technologies Inc.: None

•	Graham Packaging PX Holding Corporation: None, except the Rancho Cucamonga, CA plant is operated under the name “Graham Packaging PX Company”

•	Closure Systems International Inc.: None

•	Closure Systems International Packaging Machinery Inc.: None

•	Closure Systems International Americas, Inc.: None

•	Southern Plastics Inc.: None

•	Reynolds Presto Products Inc.: Presto Products Company

SCHEDULE III
[RESERVED]

SCHEDULE IV
to Purchase and Sale
Agreement
MASTER SERVICER DUTIES

Generally: · Act as collection agent for Buyer in relation to the Receivables (subject to the Credit and Collection Policy).
Specifically:
1.    Perform functions relating to the routine administration of the Receivables and their collection, including each of the following:
·       Administer credit (within limits of Credit and Collection Policy)
·       Issue customer invoices
·       Adjust Receivable balances in relation to any refunds or allowances
·       Track Receivables and Collections
·       Recalculate Receivables balances
·       Monitor the collection process for any possible default risk
·       Issue dunning letters (formal notices to debtors demanding payment on a delinquent account)
·       Maintain the master account / customer list

2. Prepare Monthly Report listing the outstanding balance of receivables and providing recommendations to Buyer and NZ Manager as to collection terms on delinquent accounts.
3. Act as Buyer’s collection agent; collecting funds from the Receivables and depositing them into the Collection Accounts as required by Article II of the Receivables Loan and Security Agreement.

SCHEDULE V
to Purchase and Sale
Agreement
NZ MANAGER DUTIES

Generally:
·    Employ personnel to perform various functions essential to the making of policy decisions in relation to the operations of the Receivables facility.
·    Make all policy decisions and perform all managerial activities necessary for the issuance of credit and collection of Receivables.
·    May outsource some routine administrative functions to other parties, including Reynolds U S.

Specifically:
1. Establish and maintain policies, guidelines, and agreements under which any functions are outsourced, or decision - making delegated, to other parties.
2. Establish credit and collection terms.
3. Establish bad debt policy.
4. Establish a credit and collections committee, which will meet at least annually to review and determine the applicable Discount Rate to reflect changes in collection history and borrowing rates.
5. Establish an operations review committee, which will meet without the Master Servicer’s input to review the Discount Rate, results, and any other matters as appropriate.
6.    Make decisions regarding the issuance of credit and collection of Receivables. For example:
·    Review delinquent accounts in the Receivables Pools
·    Suppress dunning letters (formal notices to debtors demanding payment on a delinquent account)
·    Extend payment terms or dates
·    Assign receivables to third party collection agencies
·    Approve legal action against delinquent Obligors
·    Approve settlements at less than face value
·    Abandon efforts to collect a debt
·    Collect bankruptcy claims
·    Initiate formal collection efforts
·    Establish reserves for bad debts
·    Write off bad debts
·    Establish rate of interest charges on delinquent accounts
·    Provide initial notification to necessary parties when there has been a significant change in the credit quality of particular Receivables.
·    Obtain credit insurance from third parties (as appropriate)

7. Regularly prepare trend and portfolio analysis of Receivables.
8. Perform general book keeping functions (not including calculation of daily Receivables balances)
9.    Perform any obligations in this Agreement or the other Transaction Documents imposed on the Master Servicer or the NZ Manager which are not stated to be obligations of the Master Servicer in Schedule IV.